                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
             the Securities Exchange Act of 1934 (Amendment No.   )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      /X/        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      / /        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section 240.14a-11(c) or
                 Section 240.14a-12

                              DOT HILL SYSTEMS CORP.
-----------------------------------------------------------------
      (Name of Registrant as Specified In Its Charter)

-----------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the
                           Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (6)  Amount Previously Paid:
                ----------------------------------------------------------
           (7)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (8)  Filing Party:
                ----------------------------------------------------------
           (9)  Date Filed:
                ----------------------------------------------------------

                                     [LOGO]

Dear Fellow Shareholders:

    You are cordially invited to attend the Annual Meeting of Shareholders on Friday, May 18, 2001, at 9:00 a.m. local time at the Company's headquarters, located at 6305 El Camino Real, Carlsbad, California 92009.

    At this year's Annual Meeting, you will be asked:

    1. to approve the election of three directors to hold office until the 2004 Annual Meeting of Shareholders;

    2. to approve the amendment of the Company's Amended and Restated Certificate of Incorporation to increase the number of shares of common stock authorized for issuance from 40,000,000 to 100,000,000 shares and the number of shares of preferred stock authorized for issuance from 5,000,000 to 10,000,000 shares;

    3. to approve the change in the Company's state of incorporation from New York to Delaware;

    4. to ratify the selection of Deloitte & Touche LLP as independent auditors of the Company for its fiscal year ending December 31, 2001; and

    5. to approve the transaction of such other business as may properly come before the meeting or any adjournment or postponement thereof.

    Your vote on these matters is important, and we appreciate your continued support.

    Please sign, date, and return the enclosed Proxy Card in the envelope provided as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. If you will need special assistance at the meeting because of a disability, please contact Susan Wilson, Director of Investor Relations, at (760) 931-5500.

Very truly yours,

[/S/ JAMES L. LAMBERT]

James L. Lambert
Chief Executive Officer

                             YOUR VOTE IS IMPORTANT
                  PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD

                             DOT HILL SYSTEMS CORP.
                              6305 EL CAMINO REAL
                           CARLSBAD, CALIFORNIA 92009
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 18, 2001
                            ------------------------

TO THE SHAREHOLDERS OF DOT HILL SYSTEMS CORP.:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of DOT HILL SYSTEMS CORP., a New York corporation (the "Company"), will be held on Friday, May 18, 2001, at 9:00 a.m. local time at the Company's headquarters, located at 6305 El Camino Real, Carlsbad, California 92009, for the following purposes:

    1. To elect three directors to hold office until the 2004 Annual Meeting of Shareholders.

    2. To amend the Company's Amended and Restated Certificate of Incorporation to increase the number of shares of common stock authorized for issuance from 40,000,000 to 100,000,000 shares and the number of shares of preferred stock authorized for issuance from 5,000,000 to 10,000,000 shares.

    3. To approve a change in the Company's state of incorporation from New York to Delaware.

    4. To ratify the selection of Deloitte & Touche LLP as independent auditors of the Company for its fiscal year ending December 31, 2001.

    5. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    The Board of Directors has fixed the close of business on April 2, 2001 as the record date for the determination of shareholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                          [SIGNATURE]

                                          Mark A. Mays
                                          Secretary

Carlsbad, California
April       , 2001

    THE DOT HILL SYSTEMS CORP. 2000 ANNUAL REPORT, WHICH INCLUDES FINANCIAL STATEMENTS, IS BEING MAILED WITH THIS PROXY STATEMENT. KINDLY NOTIFY AMERICAN STOCK TRANSFER & TRUST COMPANY, 6201 15TH AVENUE, BROOKLYN, NY 11219, TELEPHONE
(718) 921-8247, IF YOU DID NOT RECEIVE A REPORT, AND A COPY WILL BE SENT TO YOU.

    ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                             DOT HILL SYSTEMS CORP.
                              6305 EL CAMINO REAL
                           CARLSBAD, CALIFORNIA 92009

                            ------------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS

                            ------------------------

                                  MAY 18, 2001

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    The enclosed proxy is solicited on behalf of the Board of Directors of Dot Hill Systems Corp., a New York corporation ("Dot Hill" or the "Company"), for use at the Annual Meeting of Shareholders to be held on May 18, 2001, at 9:00 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Company's offices located at 6305 El Camino Real, Carlsbad, California 92009. The Company intends to mail this proxy statement and accompanying proxy card on or about April 6, 2001 to all shareholders entitled to vote at the Annual Meeting.

SOLICITATION

    The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company, or at the Company's request, W.F. Doring and Co. No additional compensation will be paid to directors, officers or other regular employees for such services, but W.F. Doring and Co. will be paid its customary fee, estimated to be about $6,500, if it renders solicitation services.

VOTING RIGHTS AND OUTSTANDING SHARES

    The common stock, $0.01 par value, of the Company is its only class of security entitled to vote at the Annual Meeting. Only holders of record of common stock at the close of business on April 2, 2001 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, the Company had outstanding and entitled to vote shares of common stock.

    Each holder of record of common stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. Shares cannot be voted unless a signed proxy card is returned or other specific arrangements are made to have shares represented at the Annual Meeting. If a shareholder wishes to give a proxy to someone other than the individuals named as proxies on the proxy card, he or she may cross out the names appearing on the enclosed proxy card, insert the name of some other person, and sign and give the proxy card to that person for use at the meeting.

    Shareholders are encouraged to specify their choices by marking the appropriate boxes on the enclosed proxy card. Shares will be voted in accordance with such instructions. However, it is not necessary to mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations; simply sign, date and return the proxy card in the enclosed envelope.

    All votes will be tabulated and certified by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. The affirmative vote of at least a plurality of the votes cast at the Annual Meeting by the holders of shares entitled to vote in the election is required to approve Proposal 1. The affirmative vote of holders of at least a majority of the shares of common stock outstanding on the Record Date is required to approve Proposal 2. The affirmative vote of the holders of at least two-thirds of the shares of common stock outstanding on the Record Date is required to approve Proposal 3. The affirmative vote of at least a majority of the votes cast at the Annual Meeting by the holders of shares entitled to vote on Proposal 4 is required to approve Proposal 4. With respect to Proposal 1, abstentions, votes withheld from director nominees and broker non-votes will not be counted as votes cast for or against the election of director nominees and, accordingly, will not affect the outcome of the vote. With respect to Proposals 2 and 3, abstentions and broker non-votes will have the same effect as negative votes. With respect to Proposal 4, abstentions and broker non-votes will not be counted as votes cast for or against the proposals and, accordingly, will not affect the outcome of the vote.

REVOCABILITY OF PROXIES

    Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 6305 El Camino Real, Carlsbad, California 92009, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

SHAREHOLDER PROPOSALS

    The deadline for submitting a shareholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2002 annual meeting of shareholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is 5:00 p.m., PST, on December 7, 2001. If Proposal 3 is approved, then shareholders wishing to submit proposals or director nominations that are not to be included in such proxy statement and proxy must do so not later than the close of business on December 31, 2001 nor earlier than the close of business on December 1, 2001. If Proposal 3 is not approved, then unless a shareholder who wishes to bring a matter before the shareholders at the Company's 2002 annual meeting of shareholders notifies the Company of such matter prior to February 14, 2002, management will have discretionary authority to vote all shares for which it has proxies in opposition to such matter.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    The Company's Amended and Restated Certificate of Incorporation provides that the Board of Directors shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and has qualified, or until such director's earlier death, resignation or removal.

    The Board of Directors is presently composed of eight members. There are three directors in the class whose term of office expires in 2001. Each of the nominees for election to this class is currently a director of the Company, all of whom were elected by the shareholders. If elected at the Annual Meeting, each of the nominees would serve until the 2004 annual meeting and until his successor is elected and is qualified, or until such director's earlier death, resignation or removal.

    Directors are elected by a plurality of the votes cast at the meeting by the holders of shares entitled to vote in the election. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has notified the Company that he intends to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

    Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2004 ANNUAL MEETING

BENJAMIN BRUSSELL

    Benjamin Brussell, age 40, has served as Director of the Company since the merger of Artecon, Inc. ("Artecon") and Box Hill Systems Corp. ("Box Hill") in August 1999 (the "Merger"), and was a director of Box Hill from November 1998 until the Merger. Throughout his career, Mr. Brussell has focused on developing and executing acquisitions, investments and strategic alliances for technology companies. Since March 1998, he has served as Vice President of Corporate Development for Plantronics (NYSE:PLT), a worldwide provider of communications products. From 1990 to 1998, Mr. Brussell was responsible for corporate development at Storage Technology Corporation, a manufacturer of storage systems, most recently serving as Vice President of Corporate Development. From 1985 to 1990, Mr. Brussell worked for Salomon Brothers in various capacities, including Vice President of a technology industry group within Salomon's Corporate Finance Department. Mr. Brussell earned a Masters Degree in Management, with a concentration in Finance, from the M.I.T. Sloan School of Management, and a Bachelor of Arts degree from Wesleyan University, where he majored in Math and Economics.

DR. BENJAMIN MONDERER, ENG.SC.D.

    Dr. Benjamin Monderer, Eng.Sc.D., age 42, currently serves as Executive Vice President of Strategic Development and has been a Director of the Company since the Merger. From the time of the Merger until August 2000, Dr. Monderer served as Executive Vice President of Applications Engineering/ Professional Services. A founder of Box Hill, Dr. Monderer was President and a Director from its incorporation in 1988 until the Merger, and served as Chairman of the Board of Box Hill from July 1997 until the Merger. Dr. Monderer was a member of the technical staff at Hewlett-Packard Company in 1980 and 1981, and was a Research Scientist at Columbia University from 1986 to 1989. Dr. Monderer holds a Bachelor of Science in Electrical Engineering from Princeton University and a Master of Science degree in Electrical Engineering and a Doctor of Engineering Science from Columbia University. Dr. Monderer is married to Carol Turchin.

CHONG SUP PARK

    Chong Sup Park, age 53, has served as a Director of the Company since the Merger, and was a director of Artecon from 1996 until the Merger. Dr. Park has served as Chairman and CEO of Hyundai Electronics Industries, Co, Ltd., since April 2000, and as Chairman of Hyundai Electronics America, an electronics company, and Chairman of Maxtor Corporation, a disk drive manufacturer, since 1996. Dr. Park was the President of Hyundai Electronics America from
September 1996 to March 2000 and was the president of Maxtor Corporation from 1995 to 1996. Dr. Park holds a B.A. in Management from Yonsei University, an M.A. in Management from Seoul National University, an M.B.A. from the University of Chicago and a Doctorate in Management from Nova Southeastern University.

                       THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE IN FAVOR OF EACH NAMED NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2002 ANNUAL MEETING

JAMES L. LAMBERT

    James L. Lambert, age 47, has served as a Director and the President, Chief Operating Officer and sole Chief Executive Officer of the Company since
August 2000. From the date of the Merger to August 2000, Mr. Lambert served as President, Chief Operating Officer and Co-Chief Executive Officer. A founder of Artecon, Mr. Lambert served as President, Chief Executive Officer and Director of Artecon from its inception in 1984 until the Merger. From 1979 to 1984, Mr. Lambert served in various positions at CALMA, a division of General Electric Company, most recently from 1981 to 1984 as Vice President of Research and Development. Mr. Lambert currently serves as a Director of the Nordic Group of Companies, a group of privately held companies. He holds a B.S. and a M.S. in Civil and Environmental Engineering from University of Wisconsin, Madison.
Mr. Lambert is W.R. Sauey's son-in-law.

W.R. SAUEY

    W.R. Sauey, age 73, has served as a Director of the Company since the Merger. From the date of the Merger until July 2000, Mr. Sauey served as Chairman of the Board of the Company. Mr. Sauey was a founder of Artecon and served as its Chairman of the Board from Artecon's inception in 1984 until the Merger. From 1984 to 1997, Mr. Sauey also served as Treasurer of Artecon.
Mr. Sauey founded and serves as Chairman of the Board of a number of manufacturing companies in the Nordic Group of Companies, a group of privately-held independent companies of which Mr. Sauey is the principal shareholder. Mr. Sauey is an advisory board member of the Liberty Mutual Insurance Company, a publicly traded insurance company, and also serves as a Trustee to the State of Wisconsin Investment Board. Mr. Sauey holds a M.B.A. from the University of Chicago. Mr. Sauey is James Lambert's father-in-law.

CAROL TURCHIN

    Carol Turchin, age 39, has served as a Director of the Company since the Merger and as Vice Chairman of the Board since October 1999. A founder of Box Hill, Ms. Turchin was an executive officer and a Director of Box Hill from its incorporation in 1988 until the Merger and served as Executive Vice President Strategic Planning, Executive Vice President of Sales and Executive Vice President of Marketing for Box Hill. Ms. Turchin holds a Bachelor of Arts degree from Vassar College. Ms. Turchin is married to Benjamin Monderer.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2003 ANNUAL MEETING

CHARLES CHRIST

    Mr. Charles Christ, age 62, joined the Company as Chairman of the Board in July 2000. Mr. Christ also serves as Chairman of the Board of Maxoptix Corporation and is a director of Maxtor Corporation. Maxoptix designs, manufactures and markets high-performance removable optical disk drives and library systems. Maxtor is a supplier of hard disk drives for desktop computer systems. From 1997 to 1998, Mr. Christ served as President, Chief Executive Officer and a director of Symbios, Inc. (acquired by LSI Logic in 1998), a designer, manufacturer and provider of storage systems, as well as client-server integrated circuits, cell-based applications-specific integrated circuits and host adapter boards. He was Vice President and General Manager of the Components Division of Digital Equipment Corp. (DEC), where he launched and managed StorageWorks, DEC's storage division. Mr. Christ received an MBA from Harvard Business School and completed his undergraduate studies at General Motors Institute, now known as Kettering University.

NORMAN R. FARQUHAR

    Norman R. Farquhar, age 54, has served as a Director of the Company since the Merger. From April 1998 until the Merger, Mr. Farquhar was a Director of Artecon. Mr. Farquhar has served as Executive Vice President and Chief Financial Officer of medibuy.com, a company that provides medical/ surgical products, commodity items, capital equipment and facility-related products exclusively over the Internet, since November 1999. From December 1998 to November 1999,
Mr. Farquhar was Executive Vice President and Chief Financial Officer of Epicor Software Corporation (formerly known as Platinum Software Corporation), a publicly traded developer of client/server enterprise resource planning software. Mr. Farquhar also served as Executive Vice President and Chief Financial Officer of DataWorks Corporation, a publicly traded supplier of information systems to manufacturing companies (which was acquired by Platinum Software Corporation in December 1998), from February 1996 to December 1998 and as a director of DataWorks from August 1995 to December 1998. From April 1993 to 1995, Mr. Farquhar served as Senior Vice President, Chief Financial Officer and Secretary of Wonderware Corporation, a manufacturer of software for the industrial automation industry. From December 1991 to April 1993, he was Vice President of Finance and Chief Financial Officer of MTI Technology Corporation, a developer of system-managed storage solutions. From November 1987 to December 1991, Mr. Farquhar was Senior Vice President and Chief Financial Officer of Amperif Corporation, a manufacturer of cache-based data storage subsystems. Mr. Farquhar is also a member of the Board of Directors of Alteer Corporation, a privately held medical software company. Mr. Farquhar holds a B.S. from California State University, Fullerton and an MBA from California State University, Long Beach.

BOARD COMMITTEES AND MEETINGS

    During the fiscal year ended December 31, 2000, the Board of Directors held six meetings and acted by unanimous written consent one time. The Board has an Audit Committee and a Compensation Committee.

    The Audit Committee meets with the Company's independent auditors after each quarter to review the results of the quarterly and annual audits and discuss the financial statements; recommends to the Board the independent auditors to be retained; oversees the independence of the independent auditors; evaluates the independent authors' performance; and receives and considers the accountants' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is composed of three non-employee directors: Messrs. Brussell, Farquhar and Christ. The Audit Committee met two times during 2000 and did not act by unanimous written consent. In addition, the Chairman of the Audit Committee met with the Company's independent auditors on behalf of the Audit Committee to discuss the Company's financial results. All members of the Company's Audit Committee are independent (as independence is defined in Sections 303.01(B)(2)(a) and (3) of the NYSE listing standards). The Audit Committee has adopted a written Audit Committee Charter that is attached hereto as EXHIBIT D.

    The Compensation Committee is responsible for administering and approving all elements of compensation for elected corporate officers and certain other senior management positions. It also approves, by direct action or delegation, participation in and all awards, grants and related actions under the Company's 2000 Amended and Restated Equity Incentive Plan and 2000 Amended and Restated Employee Stock Purchase Plan. The Compensation Committee is also responsible for reviewing the Company's management resources programs and for recommending qualified candidates to the Board for election as officers. The Compensation Committee is composed of three outside directors: Messrs. Brussell, Farquhar and Christ. In the opinion of the Board, the Compensation Committee members are independent of management and free of any relationship that would interfere with their exercise of independent judgment as members of this committee. The Compensation Committee held four meetings during 2000 and acted by unanimous written consent one time.

    During the fiscal year ended December 31, 2000, all directors attended 75% or more of the aggregate of the meetings of the Board and all members of committees attended 75% or more of the aggregate of the committee meetings held during the period for which he or she was a director or committee member, respectively.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS(1)

    The Audit Committee oversees the Company's financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management and discussed with management the quality, in addition to the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

    The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under auditing standards generally accepted in the United States of America. In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board.

    The Audit Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

    In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission. The Audit Committee and the Board have also recommended, subject to shareholder approval, the selection of the Company's independent auditors.

                                          Norman R. Farquhar, AUDIT COMMITTEE
                                          CHAIR
                                          Benjamin Brussell, AUDIT COMMITTEE
                                          MEMBER
                                          Charles Christ, AUDIT COMMITTEE MEMBER

                                          April   , 2001

                                   PROPOSAL 2
      APPROVAL OF INCREASE IN NUMBER OF AUTHORIZED SHARES OF CAPITAL STOCK

    In connection with the proposal to change the Company's state of incorporation from New York to Delaware described in Proposal 3 below, and the filing of a Certificate of Incorporation (the "Delaware Certificate") in Delaware, the Board of Directors has approved and adopted, subject to shareholder approval of this Proposal 2, filing the Delaware Certificate which will (i) increase the Company's authorized number of shares of common stock from 40,000,000 shares to 100,000,000 shares (the "Common Stock Amendment") and
(ii) increase the Company's authorized number of shares of preferred stock from 5,000,000 to 10,000,000 shares (the "Preferred Stock Amendment"). IN THE EVENT THAT THIS

------------------------

(1) The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 or 1934 Act.

PROPOSAL 2 IS APPROVED BUT PROPOSAL 3 REGARDING THE REINCORPORATION OF THE COMPANY IN DELAWARE IS NOT APPROVED, THE COMPANY WILL FILE AN AMENDED AND RESTATED CERTIFICATE OF INCORPORATION WITH THE NEW YORK SECRETARY OF STATE TO EFFECT THE COMMON STOCK AMENDMENT AND PREFERRED STOCK AMENDMENT.

    REASONS FOR AMENDMENT. Although at present the Company has no plans to issue additional shares of common stock other than the shares currently reserved as discussed below, or any shares of preferred stock (of which the Company has none outstanding), it desires to have such shares available to provide additional flexibility to use its capital stock for business and financial purposes in the future. The additional shares may be used, without further shareholder approval, for various purposes including, without limitation, raising capital, providing equity incentives to employees, officers, directors or consultants, establishing strategic relationships with other companies and expanding the Company's business through the acquisition of other businesses or products. Shareholders will not be entitled to preemptive rights with respect to any such issuances.

    PRINCIPAL EFFECTS. The additional shares of common stock to be authorized by adoption of the Common Stock Amendment would have rights identical to the currently authorized common stock of the Company. Adoption of the Common Stock Amendment and the issuance of common stock would not affect the rights of the holders of currently outstanding common stock of the Company, except for effects incidental to increasing the number of shares of the Company's common stock outstanding, such as dilution of the earnings per share and voting rights of current holders of common stock. Adoption of the Preferred Stock Amendment, however, would affect the rights of the holders of currently outstanding common stock in the event the Company were to issue any shares of preferred stock. The complete text of the Certificate of Incorporation that would be filed with the office of the Secretary of State of the State of Delaware to effect the Common Stock Amendment and Preferred Stock Amendment is set forth in EXHIBIT B to this Proxy Statement. If the Common Stock Amendment and Preferred Stock
Amendment are approved by the shareholders, they will become effective upon the filing of the Delaware Certificate and the effectuation of the merger of the Company into and with the Delaware corporation, which is expected to occur as soon as practicable following the Annual Meeting.

    At December 31, 2000, of the 40,000,000 shares of common stock presently authorized:

    - 24,608,138 shares were issued and outstanding;

    - under the Company's 2000 Amended and Restated Equity Incentive Plan (the "Incentive Plan"), 662,548 shares remained available for future option grants and 2,667,938 shares remained available for issuance upon exercise of presently outstanding options;

    - under the Company's 2000 Amended and Restated Employee Stock Purchase Plan (the "Purchase Plan"), 687,355 shares remained available for issuance;

    - under the Company's 2000 Non-Employee Directors' Stock Option Plan (the "Directors' Plan"), 400,000 shares remained available for future option grants and 100,000 shares remained available for issuance upon exercise of presently outstanding options; and

    - 10,874,021 shares were unissued and unreserved.

    At December 31, 2000, none of the 5,000,000 shares of preferred stock presently authorized were issued or outstanding.

    VOTE REQUIRED. The affirmative vote of the holders of at least a majority of the shares of the Company's common stock outstanding on the Record Date will be required to approve Proposal 2. As a result, abstentions and broker non-votes will have the same effect as negative votes.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 2.

                                   PROPOSAL 3
                   REINCORPORATION OF THE COMPANY IN DELAWARE
               AND RELATED CHANGES TO THE RIGHTS OF SHAREHOLDERS

GENERAL

    The Board of Directors has unanimously approved a proposal to change the Company's state of incorporation from New York to Delaware. The Board of Directors believes the change in domicile to be in the best interests of the Company and its shareholders for several reasons. Principally, the Board of Directors believes that reincorporation will enhance the Company's ability to attract and retain qualified members of the Company's Board of Directors as well as encourage directors to continue to make independent decisions in good faith on behalf of the Company. The Company believes that the more favorable corporate environment afforded by Delaware will enable it to compete more effectively with other public companies, most of which are incorporated in Delaware, to attract new directors and to retain its current directors. Reincorporation in Delaware will allow the Company the increased flexibility and predictability afforded by Delaware law. Concurrent with the reincorporation, the Company proposes to adopt or maintain certain measures designed to make hostile takeovers of the Company more difficult. The Board believes that adoption of these measures will enable the Board to consider fully any proposed takeover attempt and to negotiate terms that maximize the benefit to the Company and its shareholders.

    In recent years, a number of major public companies have obtained the approval of their shareholders to reincorporate in Delaware. For the reasons explained below, the Company believes it is beneficial and important that the Company likewise avail itself of Delaware law.

    For many years, Delaware has followed a policy of encouraging incorporation in that state. In furtherance of that policy, Delaware has adopted comprehensive corporate laws, which are revised regularly to meet changing business circumstances. The Delaware Legislature is particularly sensitive to issues regarding corporate law and is especially responsive to developments in modern corporate law. The Delaware courts have developed considerable expertise in dealing with corporate issues as well as a substantial body of case law construing Delaware's corporate law. As a result of these factors, it is anticipated that Delaware law will provide greater predictability in the Company's legal affairs than is presently available under New York law.

    The interests of the Board of Directors of the Company, management and affiliated shareholders in voting on the reincorporation proposal may not be the same as those of unaffiliated shareholders. Delaware law does not afford minority shareholders some of the rights and protections available under New York law. Reincorporation of the Company in Delaware may make it more difficult for minority shareholders to elect directors and influence Company policies. A discussion of the principal differences between New York law and Delaware law as they affect shareholders is set forth below.

    In addition, portions of the reincorporation proposal may have the effect of deterring hostile takeover attempts. A hostile takeover attempt may have a positive or a negative effect on the Company and its shareholders, depending on the circumstances surrounding a particular takeover attempt. Takeover attempts that have not been negotiated or approved by the board of directors of a corporation can seriously disrupt the business and management of a corporation and generally present to the shareholders the risk of terms that may be less than favorable to all of the shareholders than would be available in a board-approved transaction. Board-approved transactions may be carefully planned and undertaken at an opportune time in order to obtain maximum value for the corporation and all of its shareholders with due consideration to matters such as the recognition or postponement of gain or loss for tax purposes, the management and business of the acquiring corporation and maximum strategic deployment of corporate assets.

    The Board of Directors recognizes that hostile takeover attempts do not always have the unfavorable consequences or effects described above and may frequently be beneficial to the shareholders, providing all of the shareholders with considerable value for their shares. However, the Board of Directors believes that the potential disadvantages of unapproved takeover attempts are sufficiently great so that prudent steps to reduce the likelihood of such takeover attempts are in the best interests of the Company and its shareholders. Accordingly, the reincorporation plan includes certain proposals that may have the effect of discouraging or deterring hostile takeover attempts.

    Notwithstanding the belief of the Board as to the benefits to shareholders of the changes, shareholders should recognize that one of the effects of such changes may be to discourage a future attempt to acquire control of the Company which is not presented to and approved by the Board of Directors, but which a substantial number and perhaps even a majority of the Company's shareholders might believe to be in their best interests or in which shareholders might receive a substantial premium for their shares over the current market price. As a result, shareholders who might desire to participate in such a transaction may not have an opportunity to do so.

    The Company's current Amended and Restated Certificate of Incorporation (the "New York Certificate") and Amended and Restated Bylaws (the "New York Bylaws") do not contain the following provision available to certain public companies under New York law that deters hostile takeover attempts: elimination of action by written consent of shareholders. This provision will be included in the Company's new charter documents following the reincorporation. In addition, the Delaware certificate and bylaws will contain a provision limiting the ability of the stockholders to remove any director without cause and a provision to require a vacancy on the board resulting from an increase in number of directors to be filled by the majority vote of the directors.

    In considering the proposals, shareholders should be aware that the overall effect of certain of the proposed changes is to make it more difficult for holders of a majority of the outstanding shares of common stock to change the composition of the Board of Directors and to remove existing management in circumstances where a majority of the shareholders may be dissatisfied with the performance of the incumbent directors or otherwise desire to make changes.

    The new provisions in the Company's charter documents could make a proxy contest a less effective means of removing or replacing existing directors or could make it more difficult to effect a change in control of the Company which is opposed by the Board of Directors. This strengthened tenure and authority of the Board of Directors could enable the Board of Directors to resist change and otherwise thwart the desires of a majority of the stockholders. Because this provision may have the effect of continuing the tenure of the current Board of Directors, the Board has recognized that the individual directors have a personal interest in this provision that may differ from those of the shareholders. However, the Board believes that these provisions' primary purpose is to ensure that the Board will have sufficient time to consider fully any proposed takeover attempt in light of the short- and long-term benefits and other opportunities available to the Company and, to the extent the Board determines to proceed with the takeover, to effectively negotiate terms that would maximize the benefits to the Company and its stockholders.

    The Board of Directors has considered the potential disadvantages and believes that the potential benefits of the provisions included in the proposed charter documents outweigh the possible disadvantages. In particular, the Board believes that the benefits associated with attracting and retaining skilled and experienced outside directors and with enabling the Board to fully consider and negotiate proposed takeover attempts, as well as the greater sophistication, breadth and certainty of Delaware law, make the proposed reincorporation beneficial to the Company, its management and its shareholders.

    The proposal to include these anti-takeover provisions in the proposed reincorporation does not reflect knowledge on the part of the Board of Directors or management of any presently proposed takeover or other attempt to acquire control of the Company. Management may in the future propose other measures designed to discourage takeovers apart from those proposed in this Proxy Statement, if warranted from time to time in the judgment of the Board of Directors.

    The proposed reincorporation would be accomplished by merging the Company into a newly formed Delaware corporation which, just before the merger, will be a wholly-owned subsidiary of the Company (the "Delaware Company"), pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), a copy of which is attached as EXHIBIT A to this Proxy Statement. Upon the effective date of the merger, the Delaware Company's name will remain Dot Hill Systems Corp. The reincorporation will not result in any change in the Company's business, assets or liabilities, will not cause its corporate headquarters to be moved and will not result in any relocation of management or other employees.

    As soon as the reincorporation becomes effective, the Delaware Company will issue a press release announcing that the transaction has occurred. At the same time, each outstanding share of common stock of the Company will automatically convert into one share of common stock of the Delaware Company, and shareholders of the Company will automatically become stockholders of the Delaware Company on the following terms:

    - The conversion will be on a one-for-one basis.

    - Each share of the old common stock, $.01 par value per share, of the Company which is outstanding at the effective date will become one share of the new common stock, $.001 par value per share, of the Delaware Company.

    - Each share of the old common stock held in the treasury of the Company will become a share of treasury stock in the Delaware Company, and each share of preferred stock in the treasury of the Company will become a share of treasury stock in the Delaware Company.

    In addition, each outstanding option, right or warrant to acquire shares of common stock of the Company will be converted into an option, right or warrant to acquire an equal number of shares of common stock of the Delaware Company, under the same terms and conditions as the original options, rights or warrants. All of the Company's employee benefit plans, including the Incentive Plan, the Purchase Plan and the Directors' Plan, will be continued by the Delaware Company following the reincorporation. Shareholders should recognize that approval of the proposed reincorporation will constitute approval of the adoption and assumption of those plans by the Delaware Company.

    NO ACTION NEED BE TAKEN BY SHAREHOLDERS TO EXCHANGE THEIR STOCK CERTIFICATES FOR NEW DELAWARE COMPANY STOCK CERTIFICATES. CERTIFICATES FOR SHARES IN THE COMPANY WILL AUTOMATICALLY REPRESENT AN EQUAL NUMBER OF SHARES IN THE DELAWARE COMPANY UPON COMPLETION OF THE REINCORPORATION. Shareholders should not destroy their old certificates and should not send their old certificates to the Company or the Company's transfer agent, either before or after the effective date of the reincorporation. After the reincorporation, those who were formerly shareholders of the Company may continue to make sales or transfers using their Company stock certificates. The Delaware Company will issue new certificates representing shares of Delaware Company common stock for transfers occurring after the reincorporation. On request, the Delaware Company will issue new certificates to anyone who holds Company stock certificates. Any request for new certificates will be subject to normal stock transfer requirements, including proper endorsement, signature guarantee, if required, and payment of applicable taxes.

    Shareholders whose shares of the Company's common stock were freely tradable before the reincorporation will own shares of the Delaware Company which are freely tradable after reincorporation. Similarly, any shareholders holding securities with transfer restrictions before reincorporation will hold shares of the Delaware Company, which have the same transfer restrictions after reincorporation. For purposes of computing the holding period under Rule 144 of the Securities Act of 1933, as amended, those who hold Delaware Company stock certificates will be deemed to have acquired their shares on the date they originally acquired their shares in the Company.

    After the reincorporation, the Delaware Company will continue to be a publicly held company. The Delaware Company intends to list its common stock on the New York Stock Exchange. It will also file with the Securities and Exchange Commission and provide to its stockholders the same types of information that the Company has previously filed and provided.

REQUIRED VOTE

    Under New York law, the affirmative vote of the holders of at least two-thirds of the shares of the Company's common stock outstanding on the Record Date is required for approval of the reincorporation. As a result, abstentions and broker non-votes will have the same effect as negative votes. If approved by the shareholders, it is anticipated that the reincorporation would be completed as soon thereafter as practicable. The reincorporation may be abandoned or the Merger Agreement may be amended (with certain exceptions), either before or after shareholder approval has been obtained, if in the opinion of the Board of Directors, circumstances arise that make such action advisable; provided, that any amendment that would effect a material change from the charter provisions discussed in this Proxy Statement would require further approval by the holders of at least two-thirds of the shares of the Company's common stock outstanding on the Record Date.

NO RIGHT TO DISSENT

    New York law provides that, because the Company's common stock is listed on the New York Stock Exchange, no shareholder has a right to dissent from the reincorporation if the holders of at least two-thirds of the outstanding common stock approve it.

SIGNIFICANT CHANGES CAUSED BY REINCORPORATION

    In general, the Company's corporate affairs are governed at present by the corporate law of New York, the Company's state of incorporation, and by the New York Certificate and the New York Bylaws, which have been adopted pursuant to New York law. The New York Certificate and New York Bylaws are available for inspection during business hours at the principal executive offices of the Company. In addition, copies may be obtained by writing to the Company at Dot Hill Systems Corp., 161 Avenue of the Americas, New York, New York 10013,
Attention: Valerie Greenberg.

    If the reincorporation proposal is approved by the shareholders, the Company will merge into, and its business will be continued by, the Delaware Company. Following the merger, issues of corporate governance and control would be controlled by the General Corporation Law of Delaware ("Delaware Law"), rather than the Business Corporation Law of New York ("New York Law"). The New York Certificate and New York Bylaws, will, in effect, be replaced by the Certificate of Incorporation of the Delaware Company (the "Delaware Certificate") and the bylaws of the Delaware Company (the "Delaware Bylaws"), copies of which are attached as EXHIBIT B and EXHIBIT C, respectively, to this Proxy Statement. Accordingly, the differences among these documents and between Delaware Law and New York Law are relevant to your decision whether to approve the reincorporation proposal. IN THE EVENT THAT THIS PROPOSAL 3 IS APPROVED BUT PROPOSAL 2 REGARDING THE INCREASE IN THE COMPANY'S AUTHORIZED CAPITAL STOCK IS NOT APPROVED, THE DELAWARE CERTIFICATE THAT WILL BE FILED WILL BE THE SAME AS THE ATTACHED EXHIBIT B, WITH THE EXCEPTION THAT THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK OF THE COMPANY WILL BE 40,000,000 SHARES INSTEAD OF 100,000,000 SHARES, AND THE AUTHORIZED NUMBER OF SHARES OF PREFERRED STOCK OF THE COMPANY WILL BE 5,000,000 SHARES INSTEAD OF 10,000,000 SHARES.

    A number of differences between Delaware Law and New York Law and among the various charter documents are summarized in the chart below. Shareholders are requested to read the following chart in conjunction with the discussion following the chart and the Merger Agreement, the Delaware Certificate and the Delaware Bylaws attached to this Proxy Statement. For each item summarized in the chart, there is a reference to a page of this Proxy Statement on which a more detailed discussion appears.

         ISSUE                           DELAWARE                                 NEW YORK
------------------------  ---------------------------------------  ---------------------------------------
Amendment of Charter      Amendments to provisions relating to     Amendment of the New York Certificate
(see page   ).            director indemnification, management of  requires approval by the Board and a
                          the Delaware Company, and amendment of   majority of the voting stock of the
                          the Delaware Certificate require         Company.
                          approval by a majority of the voting
                          stock of the Delaware Company.

Amendment of Bylaws (see  By the Board or the holders of a         Provides for amendment by the Board,
page   ).                 majority of the outstanding voting       except for amendments relating to
                          shares for amendments relating to        indemnification provisions, at regular
                          certain provisions relating to           and special meetings and by the
                          stockholder meetings, the number of      shareholders at annual and special
                          directors and vacancies on the Board.    meetings.

Who May Call Special      The Board, the Chairman of the Board,    The Board, the Chairman of the Board,
Meetings of Stockholders  the Chief Executive Officer or holders   the President or holders of at least
(see page   ).            of at least 20% of the outstanding       30% outstanding shares.
                          voting stock.

Action by Written         Action by written consent not permitted  Actions by written consent permitted.
Consent of Stockholders   by Delaware Certificate. All
Vote at Stockholder       stockholder action must take place by a
Meeting (see page   ).    stockholder vote at a meeting of
                          stockholders.

Right of Stockholders to  Permitted for any purpose reasonably     Permitted for most purposes not
Inspect Stockholder List  related to such stockholder's interest   contrary to the business of the
(see page   ).            as stockholder.                          corporation upon the shareholder's
                                                                   written demand at least five days prior
                                                                   to inspection.

Vote Required for         Generally not required unless a          Approval of holders of two-thirds of
Certain Transactions      reorganization adversely affects a       outstanding stock required for certain
(see page   ).            specific class of shares.                transactions unless the Certificate of
                                                                   Incorporation provides otherwise. The
                                                                   New York Certificate contains no such
                                                                   provision.

Classified Board (see     The Delaware Certificate presently       The New York Certificate presently
page   ).                 designates three classes of directors.   designates three classes of directors.

         ISSUE                           DELAWARE                                 NEW YORK
------------------------  ---------------------------------------  ---------------------------------------
Removal of Directors by   Removal for cause is permitted by        Directors may be removed for cause by
Stockholders (see         affirmative vote of a majority of the    an outstanding shares of affirmative
page   ).                 outstanding shares of voting stock       vote of voting stock entitled to vote
                          entitled to vote at an election of       at election of directors or, if the
                          directors.                               Certificate of Incorporation or Bylaws
                                                                   so provide by majority vote of the
                                                                   Board. Directors may be removed without
                                                                   cause by the shareholders only if the
                                                                   Certificate of Incorporation or Bylaws
                                                                   so provide. The New York Bylaws provide
                                                                   for the removal of directors without
                                                                   cause by the shareholders.

Limitation of Directors'  Delaware Law permits the limitation of   New York Law permits limitation or the
Liability (see page   ).  liability of directors to the Delaware   elimination of liability of directors
                          Company except in connection with (i)    to the Company or its shareholders if
                          breaches of the duty of loyalty; (ii)    provided for in the Certificate of
                          acts or omissions not in good faith or   Incorporation. The New York Certificate
                          involving intentional misconduct or      of Incorporation eliminates director
                          knowing violations of law; (iii) the     personal liability except under certain
                          payment of unlawful dividends or         circumstances.
                          unlawful stock repurchases or
                          redemptions; or (iv) transactions in
                          which a director received an improper
                          personal benefit.

Indemnification of        Delaware Law permits broad               New York Law permits broad
Directors and Officers;   indemnification and the purchase of      indemnification but restricts the kinds
Insurance (see page   ).  directors' and officers' insurance.      of claims that may be made under
                                                                   directors' and officers' insurance
                                                                   policies.

Loans and Guarantees of   Holders of a majority of the shares      Shareholders, other than interested
Obligations for           entitled to vote are required to         directors, must approve loans or
Directors (see page   ).  approve loans to, or guarantees of       guarantees of obligations for
                          obligations of, a non-employee           directors, or the Board may authorize
                          director.                                such loans or guarantees if the
                                                                   Certificate of Incorporation so
                                                                   provides and, for corporations formed
                                                                   after February 22, 1998, the Board
                                                                   determines that such loans will benefit
                                                                   the Company.

Issuance of Rights and    Board may authorize.                     Must be approved by a majority of votes
Options to Directors,                                              cast at a shareholders' meeting.
Officers and Employees
(see page   ).

         ISSUE                           DELAWARE                                 NEW YORK
------------------------  ---------------------------------------  ---------------------------------------
Consideration for Shares  Cash, services, personal or real         Money or other property, tangible or
(see page   ).            property, leases of real property or     intangible, labor or services actually
                          any combination of these.                received by or performed for the
                                                                   corporation, a binding obligation to
                                                                   pay the purchase price or provide
                                                                   services or any combination of these.

Dividends; Redemption of  Dividends may be paid from surplus       Dividends may be paid from surplus,
Stock (see page   ).      (including paid and earned surplus or    which is the excess of net assets over
                          net profits). Delaware Law permits       stated capital. New York Law generally
                          redemption of stock only from surplus    permits redemption of stock from
                          and only when the corporation has        surplus if the Certificate of
                          outstanding one or more shares of one    Incorporation so provides.
                          or more classes or series of stock,
                          which share or shares have full voting
                          power.

Appraisal Rights (see     Generally available if stockholders      Generally available in a merger or
page   ).                 receive cash in exchange for the shares  consolidation or certain other
                          and in certain other circumstances.      transactions except when shares are
                                                                   listed on a national exchange.

Business Combinations     Delaware Law restricts hostile two-      New York Law restricts hostile two-step
with Interested           step takeovers.                          takeovers.
Stockholders (see
page   ).

Purpose Clause (see       Any lawful act or activity.              The New York Certificate contains
page   ).                                                          specific additional historical language
                                                                   that is no longer necessary.

Capitalization; Blank     Under the Delaware Certificate,          Under the New York Certificate,
Check Preferred (see      40,000,000 shares of common stock,       40,000,000 shares of common stock, $.01
page   ).                 $.001 par value per share, and           par value per per share, and 5,000,000
                          5,000,000 shares of preferred stock,     shares of preferred stock, $.001 par
                          $.01 par value per share, are            value per share, are authorized,
                          authorized, subject to increase if       subject to increase if Proposal 2 is
                          Proposal 2 is approved. See Proposal 2   approved. See Proposal 2 above.
                          above.

Nomination of Directors   Delaware Bylaws permit stockholder       The New York Bylaws do not address the
(see page   ).            nominations only if written notice       nomination of directors.
                          provided to the Delaware Company not
                          less than 90 nor more than 120 days
                          prior to anniversary of the mailing of
                          the proxy statement for the immediately
                          preceding annual meeting.

         ISSUE                           DELAWARE                                 NEW YORK
------------------------  ---------------------------------------  ---------------------------------------
Number of Directors;      Number fixed by Board resolution.        The New York Bylaws provide that the
Filling Vacancies (see    Vacancies must be filled by Board        number of directors is fixed by Board
page   ).                 unless Board determines otherwise.       resolution and that vacancies may be
                                                                   filled by the shareholders or, if the
                                                                   shareholders did not fill such vacancy
                                                                   or if such vacancy is the result of an
                                                                   increase in the number of directors, by
                                                                   the Board.

Other (see page   ).      Responsive legislature and larger body   New York Law permits use of electronic
                          of corporate case law in Delaware        transmission for notice of stockholder
                          provides more predictable corporate      meetings, waiver of notice to such
                          legal environment in Delaware. Delaware  meetings and designation of proxy;
                          Law allows use of electronic             however, the New York Bylaws do not
                          transmission as a means for              provide for such means of
                          communicating notice, votes and other    communication.
                          corporate governance functions, and the
                          Delaware Bylaws incorporate use of
                          electronic transmission for such
                          purposes.

AMENDMENT OF CHARTER

    Delaware Law allows a board of directors to recommend an amendment for approval by stockholders, and a majority of the shares entitled to vote at a stockholders' meeting are normally enough to approve that amendment. Under New York Law, except for certain ministerial changes to the Certificate of Incorporation which may be authorized by the Board and except as otherwise required by the Certificate of Incorporation, the Board of Directors recommends an amendment to the Certificate of Incorporation for approval by shareholders, and a majority of the shares entitled to vote at a shareholders' meeting is enough to approve that amendment, provided that the amendment contains only provisions that could be lawfully contained in the original Certificate of Incorporation filed at the time of the amendment. Both laws require that a majority of the holders of any particular class of stock must approve the amendment if it would have an adverse effect on the rights holders of that class. In addition, both laws allow a corporation to require a vote larger than a majority on special types of issues.

    The Delaware Certificate provides that any amendment to the Delaware Certificate can only be effected by the affirmative vote of the holders of at least a majority of the voting power of the then outstanding voting stock of the Delaware Company. The New York Certificate contains no comparable provision.

AMENDMENT OF BYLAWS

    The New York Bylaws provide, as permitted by New York Law, that the Board of Directors may amend, adopt or repeal the Company's bylaws. Under Delaware Law, however, the board may amend, adopt or repeal bylaws only if permitted by its certificate of incorporation. The Delaware Certificate will specifically permit amendment of the bylaws by the board. Additionally, both New York Law and Delaware Law allow stockholders to further amend or repeal bylaws adopted or amended by the board.

    The New York Bylaws (other than the provisions regarding indemnification of officers and directors) may be amended by the Board at any regular meeting or at any special meeting the notice of which states that an amendment of the New York Bylaws is to be one of the purposes of the meeting. The indemnification provisions of the New York Bylaws may only be amended or repealed, and any other provisions of the New York Bylaws or any amendments adopted by the Board may be amended or repealed, by the vote of the shareholders at any annual meeting or at any special meeting the notice of which states that an amendment of the New York Bylaws is to be one of the purposes of the meeting. Upon the effectiveness of the proposed reincorporation, the Delaware Board will be able to adopt, amend or repeal any of the Delaware Bylaws. Certain provisions of the Delaware Bylaws may also be adopted, amended or repealed by the holders of at least a majority of the voting power of the outstanding capital stock of the Delaware Company.

WHO MAY CALL SPECIAL MEETINGS OF STOCKHOLDERS

    Under both New York Law and Delaware Law, the board of directors or anyone authorized in the Certificate of Incorporation or bylaws may call a special meeting of stockholders. Currently, the New York Bylaws allow the Board, the Chairman of the Board or the President to call a special meeting, and a special meeting must be called by the Chief Executive Officer, the Chairman of the Board, the President or the Secretary upon a written request of holders of at least 30% of the outstanding shares entitled to vote at such meeting. The Delaware Bylaws provide that such a meeting may be called by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer or the holders of at least 20% of the outstanding shares entitled to vote at such meeting. Pursuant to the Delaware Bylaws, if the meeting is called by a person or persons other than the Board of Directors (i.e., by the Chairman of the Board or the Chief Executive Officer), the Board of Directors shall determine the time and the place of such meeting which shall be from 35 to 120 days after the receipt of the request of the meeting.

ACTION BY WRITTEN CONSENT OF STOCKHOLDERS IN LIEU OF A STOCKHOLDER VOTE

    New York Law permits shareholder action in lieu of a meeting only by unanimous written consent of those who would have been entitled to vote on a given action at a meeting, unless the Certificate of Incorporation permits such action by the holders of outstanding shares having at least the minimum number of votes required to authorize the action. Delaware Law, on the other hand, permits stockholders to take action by the written consent of at least the minimum number of votes required for action at a stockholders' meeting, unless the charter prohibits it. The Delaware Certificate eliminates actions by written consent of stockholders.

    Elimination of such shareholders' written consents may lengthen the amount of time required to take shareholder actions because certain actions by written consent are not subject to the minimum notice requirement of a shareholders' meeting. The elimination of shareholders' written consents will deter hostile takeover attempts because of the lengthened shareholder approval process. The Board believes this provision, like the other provisions to be included in the Delaware Certificate and Delaware Bylaws, will enhance the Board's opportunity to fully consider and effectively negotiate in the context of a takeover attempt.

RIGHT OF STOCKHOLDERS TO INSPECT STOCKHOLDER LIST

    Under New York Law, a shareholder of record may inspect the list of record shareholders upon giving at least five days' written demand to do so. The inspection may be denied if the shareholder refuses to give an affidavit that such inspection is not desired for a purpose which is in the interest of a business other than the business of the corporation and that the shareholder has not been involved in selling or offering to sell such a list in the last five years. Under Delaware Law, any stockholder may inspect the stockholders' list for any purpose reasonably related to the person's interest as a stockholder. In addition, for at least ten days prior to each stockholders' meeting, a Delaware corporation must make available for examination a list of stockholders entitled to vote at the meeting. Under the Delaware Bylaws as permitted under

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Delaware Law, the list of stockholders can also be made available by electronic network if information required to gain access to the network is provided in the notice of meeting.

VOTE REQUIRED FOR CERTAIN TRANSACTIONS

    Until February 1998, the New York Law required the holders of at least two-thirds of the outstanding stock of a New York corporation to approve certain mergers, consolidations or sales of all or substantially all the corporation's assets that may occur outside the ordinary course of business. Since February 1998, however, a New York corporation may provide in its Certificate of Incorporation that the holders of a majority of the outstanding stock may approve such transactions, although the Company has not adopted such a provision. Under Delaware Law, on the other hand, holders of a majority of the outstanding stock entitled to vote on such transactions have the power to approve a merger, consolidation or sale of all or substantially all the assets without a special provision in the charter, unless the charter provides otherwise. Furthermore, in the case of a merger under Delaware Law, stockholders of the surviving corporation do not have to approve the merger at all, unless the charter provides otherwise, if these three conditions are met:

    - No amendment of the surviving corporation's charter is made by the merger agreement; and

    - Each share of the surviving corporation's stock outstanding or in the treasury immediately prior to the effective date of the merger is to be an identical outstanding or treasury share of the surviving corporation after the effective date; and

    - The merger results in no more than a 20% increase in its outstanding common stock.

    Special vote requirements may apply to certain business combinations with interested stockholders. See the discussion of these below under the heading "Business Combinations with Interested Stockholders."

CLASSIFIED BOARD

    Both New York Law and Delaware Law permit "classified" boards of directors, which means the directors have staggered terms that do not all expire at once. New York Law permits as many as four classes, Delaware Law permits only three. The Company now has three classes of directors, and the Delaware Company will also have three.

REMOVAL OF DIRECTORS BY STOCKHOLDERS

    Under New York Law, directors may be removed by the shareholders for cause, or by the shareholders or the directors if the Certificate of Incorporation or Bylaws so provides. Furthermore, if the Certificate of Incorporation or bylaws so provide, directors may be removed without cause by a vote of the shareholders. The New York Certificate provides that directors may be removed for cause by majority vote of the Board. After the reincorporation, directors under Delaware Law would generally be subject to removal with or without cause by a majority of the stockholders, unless the charter provides otherwise, but in a Delaware corporation with a classified board, directors can be removed only for cause.

LIMITATION OF DIRECTORS' LIABILITY

    Both states permit the limitation of a director's personal liability while acting in his or her official capacity. Under New York Law, a corporation's certificate of incorporation may contain a provision eliminating or limiting the personal liability of directors to the corporation or its shareholders for any breach of duty. However, no provision can eliminate or limit:

    - the liability of any director if a judgment or other final adjudication adverse to the director establishes that the director acted in bad faith or engaged in intentional misconduct, previously gained a financial profit to which he was not legally entitled, or violated certain provisions of New York Law; or

    - the liability of any director for any act or omission prior to the adoption of such provision in the Certificate of Incorporation.

Delaware Law requires a charter provision in order to limit a director's liability. The New York Certificate limits monetary liability in accordance with New York Law. The Delaware Certificate will limit director liability to the fullest extent permitted by Delaware Law. However, in some cases directors may be liable despite these limitations. Under New York Law, for example, a director is not immune from liability if he or she violates applicable statutes that expressly make directors liable. Delaware Law forbids any limitation of liability if the director breached his or her duty of loyalty to the corporation or its stockholders, or if he or she failed to act in good faith, received an improper personal benefit from the corporation, or authorized a dividend or stock repurchase that was forbidden by Delaware Law.

INDEMNIFICATION OF DIRECTORS AND OFFICERS; INSURANCE

    With some variations, both New York Law and Delaware Law allow a corporation to "indemnify," that is, to make whole, any person who is or was a director or officer of the corporation if that person is held liable for something he or she did or failed to do in an official capacity. Besides covering court judgments, out-of-court settlements, fines and penalties, both New York and Delaware Law also allow the corporation to advance certain reasonable expenses the person will incur or to reimburse the person's expenses after he or she incurs them, even if liability is not actually proven. The right to indemnification under both New York and Delaware Law does not normally exclude other rights of recovery the indemnified person may have.

    Additionally, each of the two laws permits a corporation to purchase insurance for its directors and officers against some or all of the costs of such indemnification or against liabilities arising from actions and omissions of the insured person, even though the corporation may not have power to indemnify the person against such liabilities. The New York Law, however, restricts the kinds of claims that may be made under insurance purchased by the corporation against these liabilities. For example, there would be no insurance coverage other than the cost of defense if the person to be indemnified was guilty of deliberate dishonesty and that dishonesty was material to the event that produced the claim, or if the person gained some financial profit or other advantage to which he or she was not entitled.

    The New York Bylaws currently indemnify in accordance with New York Law, and the Delaware Bylaws will indemnify as fully as Delaware Law allows. However, neither New York Law nor Delaware Law permits indemnification of a director or officer if a court finds the person liable to the corporation itself, unless the court determines otherwise. Furthermore, if the corporation sues the person because of some act or omission, the corporation does not need to indemnify the person unless a court determines the person was not liable. Furthermore, Delaware Law generally requires that the person to be indemnified must have acted in good faith and in a manner he or she reasonably believed was consistent with the best interests of the corporation.

    If Proposal 3 is approved by the Company's shareholders, Delaware Law indemnification provisions will not apply to acts and omissions that occurred before the effective date of the reincorporation. Such acts and omissions will continue to be governed by New York Law.

LOANS AND GUARANTEES OF OBLIGATIONS FOR DIRECTORS

    Under New York Law, a corporation may not lend money to or guarantee the obligation of a director unless (1) the shareholders (other than the interested director) approve the transaction, or (2) for corporations in existence on February 22, 1998, if the Certificate of Incorporation so provides, or (3) for corporations incorporated after February 22, 1998, if the board determines that the loan or guarantee benefits the corporation and either approves the specific loan or guarantee or a general plan authorizing loans and guarantees. For purposes of the shareholder approval, the holders of a majority of the votes of the shares entitled to vote constitute a quorum, but shares held by directors who are benefited by the loan or guarantee are not included in the quorum. Under Delaware Law, a board of directors may authorize loans or guarantees of indebtedness to employees, officers and directors. The Delaware Certificate

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
provides that loans or guarantees of indebtedness to non-employee directors must be approved by holders of a majority of the voting power of all of the then outstanding shares of the voting stock of the Company entitled to vote.

ISSUANCE OF RIGHTS AND OPTIONS TO DIRECTORS, OFFICERS AND EMPLOYEES

    Under New York Law, the issuance of any stock rights or stock options, as well as plans to issue rights or options, to directors, officers or employees must be approved by a majority of votes cast at a shareholders' meeting. Delaware Law does not require stockholder approval of such transactions. Notwithstanding New York and Delaware Law, the rules of the New York Stock Exchange, where the Company's stock is listed and where the stock of the Delaware Company will be listed, require stockholder approval of option plans in certain circumstances.

CONSIDERATION FOR SHARES

    Under New York Law, consideration for the issue of shares may consist of money or other property, tangible or intangible, labor or services actually received by or performed for the corporation, a binding obligation to pay the purchase price, a binding obligation to perform services or any combination of the above. Stock certificates may not be issued until the amount of the consideration determined to be stated capital has been paid, plus consideration for the balance above stated capital, if any, which may include the above-referenced binding obligation. Under Delaware Law a corporation can receive cash, services, personal or real property, leases of real property or any combination of these as payment in full or in part for the shares. A purchaser of shares under Delaware Law may pay an amount equal to or greater than the par value of such shares if the corporation receives a binding obligation of the purchaser to pay the balance of the purchase price.

DIVIDENDS; REDEMPTION OF STOCK

    Subject to its charter provisions, under both New York Law and Delaware Law, a corporation may generally pay dividends, redeem shares of its stock or make other distributions to stockholders if the corporation is solvent and would not become insolvent because of the dividend, redemption or distribution. The assets applied to such a distribution may not be greater than the corporation's "surplus."

    Under New York Law, dividends may be paid or distributions made out of surplus only, so that the net assets of the corporation remaining after such payment or distribution shall be at least equal to the amount of its stated capital. New York Law defines surplus as the excess of net assets over stated capital and permits the board to adjust stated capital. Delaware Law defines surplus as the excess of net assets over capital and lets the board adjust capital. If there is no surplus, Delaware Law allows the corporation to apply net profits from the current or preceding fiscal year, or both, unless the corporation's net assets are less than the capital represented by issued and outstanding stock which has a preference on any distribution of assets. In general, with certain restrictions, the New York Law permits a corporation to provide in its Certificate of Incorporation for redemption of one or more classes or series of its shares. One such restriction provides that common stock may be issued or redeemed, with certain exceptions, only when the corporation has an outstanding class of common shares that is not subject to redemption. Delaware Law permits redemptions only when the corporation has outstanding one or more shares of one or more classes or series of stock, which share or shares have full voting powers.

APPRAISAL RIGHTS

    Generally, "appraisal rights" entitle dissenting stockholders to receive the fair value of their shares in a merger or consolidation of a corporation or in the sale of all or substantially all its assets. The New York Law also extends appraisal rights to an exchange of a corporation's shares. New York Law provides that dissenting shareholders have no appraisal rights if their shares are listed on the New York Stock Exchange or another national securities exchange. However, in the case of shares not listed on an exchange, appraisal rights under the New York Law allow a voting and dissenting shareholder of a New York corporation, with various exceptions, to receive fair value for his or her shares in such transactions. One exception is a merger between a parent corporation and its subsidiary when the parent owns at least 90% of the subsidiary. In this case, a shareholder in the parent corporation has no appraisal rights. On the other hand, appraisal rights are available to shareholders who are not allowed to vote on a merger or consolidation and whose shares will be cancelled or exchanged for cash or something else of value other than shares of the surviving corporation or another corporation. When appraisal rights are available, the shareholder may have to request the appraisal and follow other required procedures.

    Similarly, under Delaware Law, appraisal rights are not available to a stockholder if the corporation's shares are listed on the New York Stock Exchange or another national securities exchange or held by more than 2,000 stockholders of record, or if the corporation will be the surviving corporation in a merger which does not require the approval of the surviving corporation's stockholders. However, regardless of listing on an exchange, a dissenting stockholder in a merger or consolidation has appraisal rights under Delaware Law if the transaction requires him or her to exchange shares for anything of value other than one or more of the following:

    - Shares of stock of the surviving corporation or of a new corporation that results from the merger or consolidation.

    - Shares of another corporation which will be listed on a national securities exchange or held by more than 2,000 stockholders of record after the merger or consolidation occurs.

    - Cash instead of fractional shares of the surviving corporation or another corporation.

    The Company's common stock is currently listed on the New York Stock Exchange, and the Delaware Company will also list its own common stock on the New York Stock Exchange by filing a Substitution Listing Application.

BUSINESS COMBINATIONS WITH INTERESTED STOCKHOLDERS

    Provisions in both New York Law and Delaware Law may help to prevent or delay changes of corporate control. In particular, both New York Law and Delaware Law restrict or prohibit an interested stockholder from entering into certain types of business combinations unless the board of directors approves the transaction in advance.

    Under the New York Law, an interested stockholder is generally prohibited from entering into certain types of business combinations with a New York corporation for a period of five years after becoming an interested shareholder, unless the board of directors approves either the business combination or the acquisition of stock by the interested shareholder before the interested shareholder acquires his or her shares. An "interested shareholder" under the New York Law is generally a beneficial owner of at least 20% of the corporation's outstanding voting stock. "Business combinations" under the New York Law include mergers and consolidations between corporations or with an interested shareholder; sales, leases, mortgages or other dispositions to an interested shareholder of assets with an aggregate market value which either equals 10% or more of the corporation's consolidated assets or outstanding stock, or represents 10% or more of the consolidated earning power or net income of the corporation; issues and transfers to an interested shareholder of stock with an aggregate market value of at least 5% of the aggregate market value of the outstanding stock of the corporation; liquidation or dissolution of the corporation proposed by or in connection with an interested shareholder; reclassification or recapitalization of stock that would increase the proportionate stock ownership of an interested shareholder; and the receipt by an interested shareholder of any benefit from loans, guarantees, pledges or other financial assistance or tax benefits provided by the corporation.

    After a five-year period, the New York Law allows such business combination if it is approved by a majority of the voting stock not owned by the interested shareholder or by an affiliate or associate of the interested shareholder. Business combinations are also permitted when certain statutory "fair price" requirements are met.

    One section of the Delaware Law, Section 203, generally prohibits an interested stockholder from entering into certain types of business combinations with a Delaware corporation for three years after becoming an interested stockholder. An "interested stockholder" under the Delaware Law is any person other than the corporation and its majority-owned subsidiaries who owns at least 15% of the outstanding voting stock, or who owned at least 15% within the preceding three years, and this definition includes affiliates of the corporation. Briefly described, the prohibited combinations include:

    - Mergers or consolidations.

    - Sales, leases, exchanges or other dispositions of 10% or more of (1) the aggregate market value of all assets of the corporation or (2) the aggregate market value of all the outstanding stock of the corporation.

    - Issuances or transfers by the corporation of its stock that would increase the proportionate share of stock owned by the interested stockholder.

    - Receipt by the interested stockholder of the benefit of loans, advances, guarantees, pledges or other financial benefits provided by the corporation.

    - Any other transaction, with certain exceptions, that increases the proportionate share of the stock owned by the interested stockholder.

    A Delaware corporation may choose not to have Section 203 of the Delaware Law apply. The Company has chosen, however, to accept the protections of Section 203, and therefore the charter of the Delaware Company will not waive those protections. Nevertheless, Section 203 will not apply in the following cases:

    - If, before the stockholder became an interested stockholder, the board of directors approved the business combination or the transaction that resulted in the stockholder becoming an interested stockholder.

    - If, after the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, subject to technical calculation rules.

    - If, on or after the time the interested stockholder became an interested stockholder, the board of directors approved the business combination, and at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder also ratified the business combination at a stockholders' meeting.

PURPOSE CLAUSE

    The "purpose" clause of the Delaware Certificate has been revised to permit the Delaware Corporation to engage in any lawful act or activity for which corporations may be organized under Delaware Law. The New York Certificate contains additional historical language in its "purpose" clause that is no longer necessary.

CAPITALIZATION; BLANK CHECK PREFERRED

    The Company's capital stock currently consists of 40,000,000 authorized shares of common stock, $.01 par value, of which 24,608,638 shares were issued and outstanding as of January 31, 2001, and 5,000,000 authorized shares of preferred stock, $.01 par value, of which no shares were issued and outstanding as of January 31, 2001.

    Upon the effectiveness of the reincorporation, the Delaware Company will have the same number of outstanding shares of common stock and preferred stock that the Company had outstanding immediately prior to the reincorporation. HOWEVER, THE BOARD OF DIRECTORS, SUBJECT TO SHAREHOLDER APPROVAL, HAS ALSO UNANIMOUSLY APPROVED A PROPOSAL TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK OF THE COMPANY. FOR A DESCRIPTION OF THE PROPOSED CHANGE IN THE COMPANY'S AUTHORIZED CAPITAL STOCK, SEE PROPOSAL 2 ABOVE.

    Under the Delaware Certificate, as under the New York Certificate, the Board of Directors has the authority to determine or alter the rights, preferences, privileges and restrictions to be granted to or imposed upon any wholly unissued series of preferred stock and to fix the number of shares constituting any such series and to determine the designation thereof.

    The Board may authorize the issuance of preferred stock in connection with various corporate transactions, including corporate partnering arrangements. The Board may also authorize the issuance of preferred stock for the purpose of adopting a shareholder rights plan. IF THE REINCORPORATION IS APPROVED, IT IS NOT THE PRESENT INTENTION OF THE BOARD OF DIRECTORS TO SEEK SHAREHOLDER APPROVAL PRIOR TO ANY ISSUANCE OF PREFERRED STOCK, EXCEPT AS REQUIRED BY LAW OR REGULATION.

    In addition to the various anti-takeover measures that would be available to the Delaware Company after the reincorporation due to the application of Delaware Law, the Delaware Company would retain the rights currently available to the Company under New York Law to issue shares of its authorized but unissued capital stock. Following the effectiveness of the proposed reincorporation, shares of authorized and unissued common stock and preferred stock of the Delaware Company could (within the limits imposed by applicable law) be issued in one or more transactions, or preferred stock could be issued with terms, provisions and rights which would make more difficult and, therefore, less likely, a takeover of the Delaware Company. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of existing shares of common stock and preferred stock, and such additional shares could be used to dilute the stock ownership of persons seeking to obtain control of the Delaware Company.

    It should be noted that the voting rights to be accorded to any unissued series of preferred stock of the Delaware Company ("Delaware Preferred Stock") remain to be fixed by the Delaware Board. Accordingly, if the Delaware Board so authorizes, the holders of Delaware Preferred Stock may be entitled to vote separately as a class in connection with approval of certain extraordinary corporate transactions in circumstances where Delaware law does not ordinarily require such a class vote, or might be given a disproportionately large number of votes. Such Delaware Preferred Stock could also be convertible into a large number of shares of common stock of the Delaware Company under certain circumstances or have other terms which might make acquisition of a controlling interest in the Delaware Company more difficult or more costly, including the right to elect additional directors to the Delaware Board. Potentially, the Delaware Preferred Stock could be used to create voting impediments or to frustrate persons seeking to effect a merger or otherwise to gain control of the Delaware Company. Also, the Delaware Preferred Stock could be privately placed with purchasers who might side with the management of the Delaware Company in opposing a hostile tender offer or other attempt to obtain control.

    The Board may also authorize the issuance of preferred stock in connection with various corporate transactions, including corporate partnering arrangements. The Board may also authorize the issuance of preferred stock for the purpose of adopting a shareholder rights plan. However, future issuances of Delaware Preferred Stock as an anti-takeover device might preclude shareholders from taking advantage of a situation that might otherwise be favorable to their interests. In addition (subject to the considerations referred to above as to applicable law), the Delaware Board could authorize issuance of shares of common stock of the Delaware Company ("Delaware Common Stock") or Delaware Preferred Stock to a holder who might thereby obtain sufficient voting power to ensure that any proposal to alter, amend, or repeal provisions of the Delaware Certificate unfavorable to a suitor would not receive the necessary majority vote of the voting stock required for certain of the proposed amendments (as described below).

    If the reincorporation is approved, it is not the present intention of the Board of Directors to seek stockholder approval prior to any issuance of the Delaware Preferred Stock or Delaware Common Stock, except as required by law or regulation. Frequently, opportunities arise that require prompt action, and it is the belief of the Board of Directors that the delay necessary for stockholder approval of a specific issuance would be a detriment to the Delaware Company and its stockholders. The Board of Directors does not intend to issue any preferred stock except on terms that the Board of Directors deems to be in the best interests of the Delaware Company and its then existing stockholders.

NOMINATION OF DIRECTORS

    The Delaware Bylaws provide that a stockholder may make nominations for the election of directors only if written notice of such stockholder's intent to make such nomination is provided to the secretary of the Company not less than 90 nor more than 120 days prior to the anniversary of the date of mailing of the proxy statement for the immediately preceding annual meeting. Such notice must set forth certain basic information with regard to each individual to be nominated by the stockholder. The New York Bylaws are silent as to shareholder nominations.

NUMBER OF DIRECTORS; FILLING VACANCIES

    The New York Bylaws provide that the number of directors constituting the Board shall be fixed by resolution adopted by the majority of the Board, subject to change by amendment to the New York Bylaws. The Company presently has eight members on its Board of Directors. In the event of an increase in the number of directors, the New York Bylaws provide that additional directors may be elected by the Board of Directors.

    The Delaware Certificate provides that the number of directors constituting the Board shall be fixed by resolution adopted by the majority of the Board. In addition, the Delaware Bylaws provide that any vacancy on the Delaware Company Board of Directors that results from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from an increase in the number of directors shall, unless the Board determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders, and except as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, and not by the stockholders.

OTHER CHANGES TO REFLECT TECHNICAL DIFFERENCES BETWEEN DELAWARE LAW AND NEW YORK
  LAW

    In addition to the changes described above, certain technical changes have been made in the Delaware Certificate and Delaware Bylaws from the New York Certificate and New York Bylaws to reflect differences between the Delaware Law and the New York Law. Such technical changes include: designation of a registered office and registered agent in the State of Delaware; changes in the minimum and maximum number of days applicable for giving notice of meetings and for setting record dates to be consistent with Delaware Law; and changing references in the Bylaws to place or to applicable law from New York to Delaware.

    Delaware Law permits a corporation to provide in its bylaws the use of electronic transmission for many corporate procedures, and the Delaware Bylaws provide the following: the Board may designate a stockholder meeting be held by remote communication instead of at a physical location; notice of stockholder meeting and waiver of the notice may be transmitted by electronic transmission; stockholder meetings and the adjournment of a meeting may be conducted by remote communication; the affirmative vote by electronic communication will be counted as if the vote was done in person or by proxy; resignations of directors and officers may be transmitted by electronic communication; director meetings, notice and waiver of the meetings may be transmitted by electronic mail or other electronic means; and director action without a meeting may be done by consents by electronic transmission. New York Law permits electronic communication for notice and waiver of stockholder meetings and designation of proxy; however, the New York Bylaws do not provide for the use of such electronic transmission as a means for such notice, waiver or designation.

U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REINCORPORATION

    Set forth below is a discussion of certain U.S. federal income tax consequences to holders of Company capital stock who exchange their Company capital stock for Delaware Company capital stock in the reincorporation. This discussion does not deal with all aspects of federal income taxation that may be relevant to certain Company shareholders, such as shareholders subject to special tax rules such as financial institutions, dealers in securities, foreign persons, mutual funds, insurance companies or tax-exempt entities; shareholders who are subject to the alternative minimum tax provisions of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"); shareholders who acquired their Company shares in connection with stock option or stock purchase plans or in other compensatory transactions; shareholders who hold their Company shares as a hedge or as part of a hedging, straddle or other risk reduction strategy; or shareholders whose Company shares are qualified small business stock for purposes of Section 1202 of the Internal Revenue Code.

    The reincorporation is intended to be a reorganization under the Internal Revenue Code. Assuming the reincorporation qualifies as a reorganization, no gain or loss will be recognized to the holders of capital stock of the Company upon receipt of Delaware Company capital stock pursuant to the reincorporation, and no gain or loss will be recognized by the Company or the Delaware Company. Each former holder of capital stock of the Company will have the same aggregate tax basis in the capital stock of the Delaware Company received by such holder pursuant to the reincorporation as such holder has in the capital stock of the Company held by such holder at the time of the reincorporation. Each shareholder's holding period with respect to the Delaware Company's capital stock will include the period during which such holder held the corresponding Company capital stock, provided the latter was held by such holder as a capital asset at the time of the reincorporation. The Company has not obtained a ruling from the Internal Revenue Service or an opinion of legal or tax counsel with respect to the consequences of the reincorporation.

    The foregoing is only a summary of certain federal income tax consequences. Shareholders should consult their own tax advisers regarding the specific tax consequences to them of the merger, including the applicability of the laws of any state or other jurisdiction.

BOARD RECOMMENDATION

    The foregoing discussion is an attempt to summarize the more important differences in the corporation laws of Delaware and New York and does not purport to be an exhaustive discussion of all of the differences. Such differences can be determined in full by reference to the New York Law and to the Delaware Law. In addition, both the New York Law and the Delaware Law provide that some of the statutory provisions as they affect various rights of holders of shares may be modified by provisions in the charter or bylaws of the corporation.

    The Board of Directors unanimously recommends that shareholders vote "FOR" the proposal to change the state of incorporation of the Company from New York to Delaware by means of a merger of the Company with and into a wholly-owned Delaware subsidiary.

    A vote "FOR" the reincorporation proposal will constitute approval of the merger, the Delaware Certificate, the Delaware Bylaws, the adoption and assumption by the Delaware Company of each of the Company's stock option, stock purchase and employee benefit plans and all other aspects of this Proposal 3.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 3.

                                   PROPOSAL 4
               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

    The Board of Directors has selected Deloitte & Touche LLP ("Deloitte & Touche") as the Company's independent auditors for the fiscal year ending December 31, 2001 and has further directed that management submit the selection of independent auditors for ratification by the shareholders at the

Annual Meeting. Representatives of Deloitte & Touche are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

    Shareholder ratification of the selection of Deloitte & Touche as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Deloitte & Touche to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its shareholders.

    The affirmative vote of the holders of a majority of the votes cast at the Annual Meeting by holders of shares entitled to vote on such proposal will be required to ratify the selection of Deloitte & Touche. Abstentions and broker non-votes will not be counted as votes cast for or against the ratification of the selection of Deloitte & Touche and, accordingly, will not affect the outcome of the vote.

    AUDIT FEES. During the fiscal year ended December 31, 2000, the aggregate fees billed by Deloitte & Touche for the audit of the Company's financial statements for such fiscal year and for the reviews of the Company's interim financial statements by was $160,671.

    FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. During the fiscal year ended December 31, 2000, no fees were billed by Deloitte & Touche for information technology consulting.

    ALL OTHER FEES. During fiscal year ended December 31, 2000, the aggregate fees billed by Deloitte & Touche for professional services other than audit and information technology consulting fees was $653,123.

    The Audit Committee has determined the rendering of the information technology consulting fees and all other non-audit services by Deloitte & Touche is compatible with maintaining the auditor's independence.

    During the fiscal year ended December 31, 2000, none of the hours expended on the Company's financial audit by Deloitte & Touche were provided by persons other than Deloitte & Touche's full-time permanent employees.

    In December 1999, the Board of Directors approved the appointment of Deloitte & Touche as the Company's independent auditors to audit the Company's financial statements for the fiscal year ended December 31, 1999 and the fiscal year ending December 31, 2000 in place of Arthur Andersen LLP ("Arthur Andersen"). The decision to change independent auditors was authorized by the Company's Board of Directors.

    Through December 9, 1999, there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Arthur Andersen would have caused them to make reference thereto in their report. Through December 9, 1999, there were no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)) with respect to the Company's relationship with Arthur Andersen.

    The Company engaged Deloitte & Touche as its new independent accountants effective December 10, 1999. Through December 9, 1999, the Company did not consult with Deloitte & Touche on items which were or should have been subject to Statement of Auditing Standard No. 50 or concerned the subject matter of a disagreement or reportable event with the former accountants (as described in Regulation S-K Item 304(a)(2)).

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 4.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the ownership of the Company's common stock as of January 31, 2001 by:

    - all those known by the Company to be beneficial owners of more than five percent of its common stock as of December 31, 2000;

    - each director as of December 31, 2000 and nominee for director;

    - each of the executive officers named in the Summary Compensation Table;
      and

    - all executive officers and directors of the Company as a group as of December 31, 2000.

                                                              BENEFICIAL OWNERSHIP(1)
                                                              ------------------------
                                                               NUMBER OF    PERCENT OF
BENEFICIAL OWNER                                                SHARES        TOTAL
----------------                                              -----------   ----------
Dr. Benjamin Monderer(2)(3).................................   7,724,850       31.4%
Carol Turchin(2)(3).........................................   7,724,850       31.4%
Mark A. Mays(2)(3)..........................................   7,724,850       31.4%
W.R. Sauey(4)...............................................   2,449,953        9.9%
James L. Lambert(5).........................................   1,425,910        5.8%
Dana W. Kammersgard(6)......................................     562,734        2.3%
Philip Black................................................     433,453        1.8%
Preston Romm(7).............................................      36,333          *
Norman R. Farquhar(8).......................................      32,708          *
Chong Sup Park(9)...........................................      32,708          *
Benjamin Brussell(10).......................................      22,500          *
Charles Christ(11)..........................................           0          *
All executive officers and directors as a group (11
  persons)(12)..............................................  12,720,849       51.3%

------------------------

*   Less than one percent.

(1) This table is based upon information supplied by officers, directors and principal shareholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 24,608,638 shares outstanding on January 31, 2001, adjusted as required by rules promulgated by the SEC.

(2) The shares held by Dr. Monderer, Ms. Turchin, the Monderer Trust and Mr. Mays are subject to the voting agreement described under "Certain Transactions" below. Therefore, ownership for each individual includes those shares beneficially owned by all three.

(3) Dr. Monderer and Ms. Turchin are married. Includes 2,476,753 shares held by Dr. Monderer, as to which shares Ms. Turchin disclaims beneficial ownership, 2,339,511 shares held by the Monderer 1999 GRAT u/a/d March 1999 Trust (the "Monderer Trust"), as to which Dr. Monderer is the trustee and Ms. Turchin is the grantor, 137,142 shares held by Ms. Turchin, 2,751,653 shares held by Mr. Mays, and options to purchase 19,791 shares exercisable within 60 days of January 31, 2001.

(4) Includes (i) 655,876 shares held by Flambeau Corp., (ii) 393,618 shares held by Flambeau Products Corp., and (iii) 64,075 shares held by Seats, Inc. Mr. Sauey is Chairman of the Board and the principal shareholder of each of Flambeau Corp., Flambeau Products Corp. and Seats, Inc. (collectively, the "Sauey Affiliates"). Mr. Sauey disclaims beneficial ownership of all the above-listed shares, except to the extent of his pecuniary or pro rata interest in such shares. Also includes options to purchase 32,708 shares exercisable within 60 days of January 31, 2001.

(5) Includes (i) 1,407,072 shares held jointly with Pamela Lambert, the spouse of Mr. Lambert, (ii) 1,440 shares held by Pamela Lambert, (iii) 66 shares held by Mr. Lambert's daughter and (iv) options to purchase 16,000 shares exercisable within 60 days of January 31, 2001.

(6) Includes (i) 218 shares held by Lisa Kammersgard, the spouse of Mr. Kammersgard and (ii) options to purchase 10,000 shares exercisable within 60 days of January 31, 2001.

(7) Includes options to purchase 33,333 shares exercisable within 60 days of January 31, 2001.

(8) Includes options to purchase 32,708 shares exercisable within 60 days of January 31, 2001.

(9) Includes options to purchase 32,708 shares exercisable within 60 days of January 31, 2001. Does not include 640,000 shares owned by Maxtor Corporation, of which Dr. Park is a director.

(10) Includes options to purchase 22,500 shares exercisable within 60 days of January 31, 2001.

(11) Does not include 640,000 shares of held by Maxtor Corporation, of which Mr. Christ is a director.

(12) Includes 1,113,569 shares held by the Sauey Affiliates and 7,705,059 shares subject to the voting agreement described in Note (2) above. Also includes options to purchase 199,748 shares exercisable within 60 days of January 31, 2001, as described in Notes (3) through (10) above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the 1934 Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

    To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2000, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

    Each non-employee director of the Company excluding the Chairman receives an annual fee of $16,000 (plus an additional $2,000 for each scheduled regular meeting of the Board attended in person and an additional $1,000 for each scheduled regular meeting of the Board attended via telephone). The Chairman receives an annual fee of $48,000 (plus an additional $2,000 for each scheduled regular meeting of the Board attended in person and an additional $1,000 for each scheduled regular meeting of the Board attended via telephone). All members of the Board of Directors are also eligible for reimbursement for their expenses incurred in connection with attendance at Board and committee meetings in accordance with Company policy. During the fiscal year ended December 31, 2000, the total compensation paid to non-employee directors was $144,449.

    Each non-employee director of the Company also receives stock option grants under the Directors' Plan. Only non-employee directors of the Company or an affiliate of such directors (as defined in the Code) are eligible to receive options under the Directors' Plan. Options granted under the Directors' Plan are intended by the Company not to qualify as incentive stock options under the Code.

    Option grants under the Directors' Plan are non-discretionary. Each person who, after the Company's 2000 Annual Meeting, is elected or appointed as a director and who, for at least one year preceding such election or appointment, has at no time served as a non-employee director, is automatically granted under the Directors' Plan, without further action by the Company, the Board of Directors or the shareholders of the Company, an option to purchase 50,000 shares of common stock of the Company as of the date of such election or appointment. In addition, as of the date of the annual meeting each year, each member of the Company's Board of Directors who is not an employee of the Company and has served as a non-employee director for at least four months, or, where specified by the non-employee director, an affiliate of such director, is automatically granted under the Directors' Plan, without further action by the Company, the Board of Directors or the shareholders of the Company, an option to purchase 10,000 shares of common stock of the Company. No other options may be granted at any time under the Directors' Plan. The exercise price of options granted under the Directors' Plan may not be less than 100% of the fair market value of the common stock subject to the option on the date of the option grant. Options granted under the Directors' Plan become exercisable ("vest") as set out in the Directors' Plan during the optionholder's service as a director of the Company and any subsequent employment of the optionholder by and/or service by the optionholder as a consultant to the Company or an affiliate (collectively, "service"). Options granted under the Directors' Plan permit exercise prior to vesting, but in such event, the optionholder is required to enter into an early exercise stock purchase agreement that allows the Company to repurchase unvested shares, generally at their exercise price, should the optionholder's service terminate. The term of options granted under the Directors' Plan is ten years. In the event of a merger of the Company with or into another corporation or a consolidation, acquisition of assets or other change-in-control transaction involving the Company, the vesting of each option will accelerate and the option will terminate if not exercised prior to the consummation of the transaction.

    During the last fiscal year, the Company granted options covering 10,000 shares to each of the five non-employee directors of the Company as of the 2000 Annual Meeting, at an exercise price per share of $9.94. The fair market value of such common stock on the date of grant was $9.94 per share (based on the closing sales price reported on the New York Stock Exchange for the date of grant). In addition, the Company granted options covering 50,000 shares to Mr. Christ upon his appointment to the Board, at an exercise price per share of $9.94. The fair market value of such common stock on the date of grant was $9.94 per share (based on the closing sales price reported on the New York Stock Exchange for the date of grant). As of January 31, 2001, no options had been exercised under the Directors' Plan.

    In October 1999, Ms. Turchin resigned as an executive officer and employee of the Company, and the Company and Carol Turchin entered into subsequently a separation and consulting letter agreement. Pursuant to this letter agreement, Ms. Turchin agreed to provide consulting services to the Company for a period of 12 months following termination of her employment with the Company, and the Company agreed to pay her for such services on a monthly basis at the rate of $25,000 per quarter. Ms. Turchin also agreed that during such consulting period, she would not engage in activities competitive with those of the Company or solicit or hire employees or consultants of the Company. During 2000, the Company paid Ms. Turchin $100,000 under this letter agreement.

    The Company has an arrangement with Ms. Turchin and Mr. Monderer whereby the Company pays two of Ms. Turchin's and Mr. Monderer's household employees and Ms. Turchin and Mr. Monderer reimburse the Company, including an allowance to cover administrative expenses related to such payment. During 2000, the Company paid a total of $69,369 and received a total of $69,369 from Mr. Monderer and/ or Ms. Turchin under this arrangement.

                       COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY OF COMPENSATION

    The following table shows for the fiscal years ended December 31, 1998, 1999 and 2000, compensation awarded or paid to, or earned by, each person who served as the Company's Chief Executive Officer during 2000 and its other four most highly compensated executive officers at December 31, 2000 who earned at least $100,000 during 2000 (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                         LONG-TERM
                                                                                        COMPENSATION
                                                                                        ------------
                                                                                           AWARDS
                                                        ANNUAL COMPENSATION             ------------
                                              ---------------------------------------    SECUTITIES
                                                                       OTHER ANNUAL      UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION          YEAR     SALARY($)   BONUS($)    COMPENSATION($)    OPTIONS(#)    COMPENSATION($)
---------------------------        --------   ---------   ---------   ---------------   ------------   ---------------
Phillip Black ...................    2000      267,451       63,552            --               --        1,263,555(1)
  Former Co-Chief Executive          1999      336,466      170,650            --               --               --
  Officer and Former Executive       1998      316,664      194,531            --               --          210,390(2)
  Vice President, International
  Sales

James L. Lambert ................    2000      350,000       74,144            --               --               --
  Chief Executive Officer,           1999      272,633      168,106(3)          --              --              906(4)
  President and Chief Operating      1998      211,702       96,808(3)          --          16,000              906(4)
  Officer

Dana W. Kammersgard .............    2000      250,000       52,960            --           75,000               --
  Chief Technical Officer            1999      201,870      132,106(5)          --              --               --
                                     1998      164,575       48,870(5)          --          10,000               --

Benjamin Monderer ...............    2000      288,462       63,552            --               --               --
  Executive Vice President,          1999      416,667       75,000        36,558(6)            --               --
  Strategic Development              1998      500,000           --            --               --               --

Preston Romm ....................    2000      174,832       25,950            --           75,000               --
  Chief Financial Officer,           1999        8,750(7)    25,493            --          100,000               --
  Treasurer, and Assistant
  Secretary

------------------------

(1) Includes severance payment received of $542,316, $37,500 for moving expenses, and amounts received from disposition of incentive stock options and non-qualified stock options of $296,673 and $387,066, respectively.

(2) Represents amounts received from dispositions of non-qualified stock options.

(3) Includes tax gross-up paid to Mr. Lambert of $33,606 in 1999 and $44,808 in 1998.

(4) Includes term life insurance premium paid on behalf of Mr. Lambert.

(5) Includes tax gross-ups paid to Mr. Kammersgard of $33,606 in 1999 and $44,808 in 1998.

(6) Represents tax gross-up paid to Mr. Monderer.

(7) Mr. Romm joined the Company in November 1999.

    The Company has entered into certain transactions with certain of its current and former directors and executive officers, as described under the caption "Compensation of Directors."

                       STOCK OPTION GRANTS AND EXERCISES

    The Company grants options to its executive officers under its Incentive Plan. As of January 31, 2001, options to purchase a total of 2,857,813 shares were outstanding under the Incentive Plan and options to purchase 572,173 shares remained available for grant thereunder.

    The following tables show for the fiscal year ended December 31, 2000, certain information regarding options granted to, exercised by, and held at year end by, the Named Executive Officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                     INDIVIDUAL GRANTS
                                ----------------------------
                                NUMBER OF
                                SECURITIES
                                UNDERLYING     % OF TOTAL      EXERCISE
                                 OPTIONS     OPTIONS GRANTED   OR BASE
                                 GRANTED     TO EMPLOYEES IN    PRICE     EXPIRATION
NAME                              (#)(1)     FISCAL YEAR(2)     ($/SH)       DATE      5%($)(3)   10%($)(3)
----                            ----------   ---------------   --------   ----------   --------   ---------
Dana W. Kammersgard...........    75,000           5.4%          3.38      10/23/10     159,425    404,014
Preston Romm..................    75,000           5.4%          3.38      10/23/10     159,425    404,014

------------------------

(1) Options generally vest over a four-year period, 25% after one year and in equal monthly installments during the following three years.

(2) Based on options to purchase 1,383,150 shares of common stock granted to employees, including Named Executive Officers, under the Incentive Plan during the fiscal year ended December 31, 2000.

(3) Calculated on the assumption that the market value of the underlying stock increases at the stated values, compounded annually. The total appreciation of the options over their 10-year terms at 5% and 10% is 63% and 159%, respectively.

                   AGGREGATED OPTION EXERCISES IN FISCAL 2000
                   AND VALUE OF OPTIONS AT END OF FISCAL 2000

                                                                NUMBER OF SECURITIES
                                                               UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                                     OPTIONS AT              IN-THE-MONEY OPTIONS AT
                                SHARES                             FY-END(#)(2)(3)               FY-END($)(2)(4)
                              ACQUIRED ON       VALUE        ---------------------------   ---------------------------
NAME                          EXERCISE(#)   REALIZED($)(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                          -----------   --------------   -----------   -------------   -----------   -------------
Philip Black................    421,053        1,795,343            --             --              --            --
James L. Lambert............         --               --        16,000             --              --            --
Dana W. Kammersgard.........         --               --        10,000         75,000              --        37,500
Preston Romm................         --               --        27,083        147,917              --        37,500

------------------------

(1) Value realized is based on the fair market value of the Company's Common Stock on the date of exercise minus the exercise price (or the actual sales price if the shares were sold by the optionee simultaneously with the exercise) without taking into account any taxes that may be payable in connection with the transaction.

(2) Reflects shares vested and unvested at December 31, 2000. Certain options granted under the Incentive Plan and the Directors' Plan are immediately exercisable, but are subject to the Company's right to repurchase unvested shares on termination of employment.

(3) Includes both in-the-money and out-of-the-money options. Certain options granted under the Incentive Plan are immediately exercisable but are subject to the Company's right to repurchase unvested shares on termination of employment.

(4) The fair market value of the Company's common stock on December 31, 2000 ($3.88) less the exercise or base price. Excludes out-of-the-money options.

             EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL AGREEMENTS

    In August 1999, the date of the Merger, the Company entered into employment contracts with James Lambert, Benjamin Monderer and Dana Kammersgard that provide for base salaries in the amounts of $350,000, $300,000 and $250,000, respectively ("Employment Contracts"). Other than the base salary provisions, the three Employment Contracts are identical. The Employment Contracts provided for a quarterly performance bonus of up to 50% of base salary for the Company's meeting certain revenue and income goals for any given quarter. The bonuses were payable at the discretion of the Compensation Committee, and the revenue and income goals are approved by the Board of Directors. The formula for the quarterly performance bonus is as follows. Half of the quarterly performance bonus is based on meeting revenue goals. If the Company attains less than 75% of the revenue goal after any given quarter, no revenue-based quarterly bonus is payable for that quarter. For attaining every additional 1% of revenue above 75% of the revenue goal, the employee shall receive an additional 2% of the quarterly performance bonus. The other half of the quarterly performance bonus is based on meeting income goals. The employee shall receive 0.5% of the quarterly performance bonus for each 1% achieved of the net income goal, up to a maximum of 100%. The Employment Contracts may be terminated at the option of either the Company or the employee "for cause" or, upon 30 days written notice, for convenience and "without cause." If the Company terminates for convenience, the employee is entitled to a severance payment equal to the employee's then-current annual base salary. In addition, following termination of employment other than due to death or disability, the Company may hire the employee as a consultant for a period of one year at a cost of 25% of the employee's then-current annual base salary, during which period the employee may not engage in any business activities that directly compete with the business of the Company. The agreements also provide for indemnification of the employees, non-disclosure of confidential or proprietary Company information and health and dental insurance for the employee, his spouse and his children under the age of 21.

    Effective January 1, 2001, the Company entered into Executive Compensation Plans 2001 with James Lambert, Benjamin Monderer and Dana Kammersgard that provide for base salaries in the amounts of $350,000, $300,000, and $250,000, respectively. The terms of the Plans are in addition to the terms of the Employment Contracts. The Plans provide for an annual performance bonus target of 50% of base salary for Messrs. Monderer, and Kammersgard and 55% of base salary for Mr. Lambert. The formula for the annual bonus calculation is as follows: Half of the annual performance bonus is based on meeting revenue goals and half of the annual bonus is based on net income goals. If the Company attains less that 85% of the revenue goals and net income goals for the year, no bonus is payable for the year. For each 1% increase above 85% of the revenue goal and, separately, the net income goal, a bonus equal to 3.33% of the annual performance bonus potential will be paid, with no cap.

    In November 1999, the Company and Preston Romm executed an employment offer letter pursuant to which Mr. Romm became the Chief Financial Officer of the Company. Mr. Romm's employment agreement provided for a base salary of $175,000, a signing bonus of $20,000 and a quarterly performance bonus of up to 35% of base salary for the Company's meeting certain revenue and income goals for any given quarter. The bonus is payable at the discretion of the Compensation Committee, and the revenue and income goals are approved by the Board of Directors. The formula for the quarterly performance bonus is as follows. Half of the quarterly performance bonus is based on meeting revenue goals. If the Company attains less than 75% of the revenue goal after any given quarter, no revenue-based bonus is payable for that quarter. For attaining every additional 1% of revenue above 75% of the revenue goal, the employee shall receive an additional 2% of the quarterly performance bonus. The other half of the quarterly performance bonus is based on meeting income goals. The employee shall receive 0.5% of the quarterly performance bonus for each 1% achieved of the net income goal, up to a maximum of 100%. Mr. Romm's employment agreement may be terminated by the Company or Mr. Romm at will. The agreement also provides for non-disclosure of confidential or proprietary Company information and health and dental insurance for Mr. Romm, his spouse and his children under the age of 21.

    Effective January 1, 2001, the Company entered into Executive Compensation Plan 2001 with Preston Romm that provide for base salary in the amount of $185,500. The Plan provides for annual performance bonus potential of 50% of base salary. The formula for the annual bonus calculation is as follows:
Seventy-five percent of the annual performance bonus potential is based on meeting revenue and net income goals. If the Company attains less than 85% of the revenue goals and net income goals for the year, no bonus is payable for the year. For each 1% increase above 85% of the revenue goal and, separately, the net income goal, a bonus equal to 3.33% of the annual performance bonus potential will be paid, with no cap. Twenty-five percent of the annual performance bonus potential is subjective and may be tied to individual departmental goals and performance to be determined by the Chief Operating officer.

    In January 1999, the Company entered into a Compensation Plan and Agreement (the "Plan") with Mr. Black. The Plan provided for an annual base salary of $350,000, commissions at the rate of 0.20% of revenue for calendar year 1999 and a quarterly bonus at the rate of 1.12% of each quarter's pre-tax income. For each year subsequent to 1999 that Mr. Black remains employed under the Plan, the Company was required to offer Mr. Black a package with potential, "on plan" compensation equal to or greater than that offered in 1999. The Plan was terminable at the option of either the Company or Mr. Black "for cause" or, upon 30 days written notice, for convenience and "without cause." In August 2000, the Company terminated Mr. Black's employment contract for convenience, thereby entitling him to a severance payment equal to his annual compensation for the calendar year prior to the termination. The Plan contained certain restrictions on competition for an eighteen-month period following termination of employment and non-disclosure restrictions.

    Effective as of the time of the Merger, the bonus portion of Mr. Black's compensation was changed to mirror those of the Employment Contracts, as described above. Mr. Black's base salary was changed to $300,000. However, the remaining terms and conditions of Mr. Black's employment remain as set forth in the Plan.

    In August 2000, Mr. Black's employment with the Company terminated and
Mr. Black resigned from the Board. In connection with his termination, Mr. Black entered into a termination agreement with the Company that became effective in September 2000. Pursuant to this agreement, the Company paid
Mr. Black a total of $498,391 as a severance payment in a lump sum within three days following the effective date of the agreement. In addition, the Company paid Mr. Black $43,925, less $3,670 which Mr. Black had previously received as an advance, in settlement of any dispute regarding Mr. Black's base salary for 2000 and $62,492 in payment for his accrued and unused vacation as of his termination and agreed to continue to provide Mr. Black with health care and life insurance coverage for one year following his termination or, if earlier, until Mr. Black becomes otherwise employed.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                          ON EXECUTIVE COMPENSATION(1)

    The Compensation Committee of the Board of Directors (the "Committee") is composed of directors who are not employees of the Company. The Committee is responsible for establishing and administering compensation arrangements with the Company's executive officers.

COMPENSATION OBJECTIVES AND IMPLEMENTATION

    The objectives of the Company's executive compensation arrangements are to attract and retain the services of key management and to align the interests of its executives with those of the Company's shareholders. The Committee endeavors to accomplish these by:

    - Establishing compensation arrangements that are adequate to attract and retain the services of key management personnel and that deliver compensation commensurate with the Company's performance, as measured against the achievement of operating, financial and strategic objectives and taking into account competitive compensation practices in the industry.

    - Providing significant equity-based incentives for executives to ensure that they are motivated over the long term to respond to the Company's business challenges and opportunities as owners rather than solely as employees.

    - Rewarding executives if stockholders receive an above-average return on their investment over the long term.

COMPENSATION MIX AND MEASUREMENT

    A significant portion of the Company's annual executive compensation program is determined on the basis of corporate performance. The Company's current executive compensation mix generally consists of an annual base salary, which in the Committee's opinion is adequate under the circumstances to retain the services of the executive, a cash bonus based on the Company's performance and, for certain executive officers, stock options that are intended to provide long-term incentives tied to increases in the value of the Company's common stock and bonuses based on individual performance.

    SALARY. The Committee establishes the annual base salary for the executive officers in line with their responsibilities and with external market practices. In determining base salary, the Committee reviews information about similar companies from third party, nationally recognized surveys.

    The 2000 compensation of the Company's executive officers was established during 1999 or prior to the formation of the Committee. Such compensation was negotiated along with other issues in the merger of Artecon, Inc. and Box Hill Systems Corp. which merger formed the Company.

    In the future, the Committee will consider nationally recognized surveys, and the level of responsibility, experience and contributions of each executive officer when setting each officer's compensation. The Committee will also take into account recent corporate and individual performance. During 2000, the Committee also commissioned an outside, independent research firm to create a Compensation Report reviewing the Company's compensation packages and comparing such compensation to other compensation in the industry. The Committee considers this Report when setting compensation for members of senior and executive management.

------------------------

(1) The material in this report is not "soliciting material," is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the "1933 Act") or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

    QUARTERLY PERFORMANCE BONUS. During 2000, the Committee, on a quarterly basis, evaluated the Company's corporate performance based on achievement of established financial goals. The executive officers were eligible to receive a quarterly performance bonus of a percentage of base salary earned during any quarter for the Company's meeting certain revenue and income goals for that quarter throughout 2000. The bonuses were payable at the discretion of the Compensation Committee, and the revenue and income goals are approved by the Board of Directors. For 2001, executive and senior officers have been given compensation plans that provide for an annual performance bonus, and therefore the Committee will generally consider such bonuses after the Company's year-end. However, the Committee will consider and grant extraordinary quarterly bonuses when, in the Committee's discretion, such bonuses are warranted.

    LONG-TERM INCENTIVES. Long-term incentives are provided to executives through the Company's Incentive Plan. Grants under the Incentive Plan generally have a term of 10 years and are tied to the market valuation of the Company's common stock, thereby providing an additional incentive for executives to build stockholder value. In addition, grants are generally subject to vesting over four years, with vesting tied to continued employment. Executives receive value from this plan only if the Company's common stock appreciates accordingly. This component is intended to retain and motivate executives to improve long-term stock market performance. Additional long-term incentives are provided through the Company's Purchase Plan in which all eligible employees may participate up to 15% of their annual compensation.

    The Committee subjectively determines option grant levels to executive officers after considering the practices of other, similar companies, and the commissioned Compensation Report, as well as the level of responsibility, experience and contributions of each executive officer. The Committee may grant options to executive officers annually as part of the performance review process for each officer. In determining the size of individual grants, the Committee also considers the number of shares held by, and options previously granted to, each executive officer.

    Section 162(m) of the Code limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code. The Committee has determined that stock options granted under the Company's Employee Incentive Plan with an exercise price at least equal to the fair market value of the Company's common stock on the date of grant shall be treated as "performance-based compensation."

    The Compensation Committee uses the same procedures described above for all executive officers in setting the annual salary, quarterly performance bonus and long-term incentives awards for the Chief Executive Officer, including the former Co-Chief Executive Officers of the Company (collectively, the "CEO"). The CEO's salary is determined based on comparisons with similar companies and nationally recognized surveys. The CEO's quarterly performance bonus is a discretionary award based on the Company's corporate performance where certain revenue and income goals for that quarter are achieved. In awarding stock options under the Incentive Plan as one long-term incentive, the Compensation Committee considers the practices of other, similar companies; the level of responsibility, experience and contribution of the CEO; the number of shares held; and options previously granted.

                                      Benjamin Brussell, Compensation Committee
                                      Chair

                                      Charles Christ, Compensation Committee
                                      Member

                                      Norman R. Farquhar, Compensation Committee
                                      Member

                                      March 14, 2001

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    As noted above, the Company's Compensation Committee consists of three outside directors: Messrs. Brussell and Farquhar and Mr. Christ, none of whom have ever been officers or employees of the Company.

                     PERFORMANCE MEASUREMENT COMPARISON(1)

    The following graph shows the total shareholder return of an investment of $100 in cash on September 17, 1997, the date of Box Hill's initial public offering, for (i) the Company's common stock, (ii) the Standards & Poor's 500 Index (the "S&P 500") and (iii) the common stock of a group of peer issuers. The group of peer issuers consists of eleven companies with common stock that is publicly traded and which operate in the computer data storage industry:
Advanced Digital Info Corp., Auspex Sys Inc., Ciprico, Inc., EMC Corp., Exabyte Corp., MTI Technology Corp., Network Appliance, Inc., Overland Data, Inc., Procom Technology Inc., Storage Computer Corp. and Storage Technology. During 1997, the Company compared itself to fourteen companies--those listed above, plus Artecon, Andataco, Inc. and ATL Corporation. However, ATL Corporation was acquired by Quantum Corporation in 1998, and no longer trades separately. During 1998, the Company compared itself to thirteen companies--those listed above, plus Artecon and Andataco, Inc. In 1999, Artecon, Inc. merged with Box Hill to form Dot Hill, and no longer trades separately. Likewise, Andataco, Inc. merged with nStor Technologies during 1999, and no longer trades separately. All values assume reinvestment of the full amount of all dividends and are calculated as of December 31 of each year:

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

DOT HILL SYS CORP
Cumulative Total Return
9/17/97 9/97 12/97 3/98 6/98 9/98 12/98 3/99 6/99 9/99 12/99 3/00 6/00 9/00
12/00
DOT HILL SYSTEM CORP. 100.00116.67 69.58 85.42 46.25 57.50 35.83 34.17 39.17
44.17 32.92 83.33 73.33 43.33 25.83
S & P 500 100.00100.45 103.34 117.75 121.64 109.54 132.87 139.49 149.32 140.00
160.83 164.52 160.15 158.60 146.19
PEER GROUP 100.00104.22 104.02 136.11 156.38 179.90 266.97 379.93 334.19 427.75
672.33 826.88 960.90 1269.94 821.56

------------------------

(1) This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                              CERTAIN TRANSACTIONS

    On July 31, 1997, Dr. Monderer, Ms. Turchin and Mark A. Mays, who is an employee of the Company, entered into a voting agreement with respect to the shares of Company stock each owns which became effective upon the consummation of Box Hill's initial public offering. Pursuant to the agreement, the three shareholders have agreed to vote their respective shares for the election of each other as a director of the Company and will vote their shares in accordance with the determination of the holders of a majority of their shares as to any proposal to merge, consolidate, liquidate or sell substantially all the assets of the Company. The agreement, which is to terminate on the earliest of December 31, 2009, the deaths of both Dr. Monderer and Ms. Turchin or upon the mutual consent of Dr. Monderer, Ms. Turchin and Mr. Mays, prohibits the transfer of their shares other than:

    - to a member of the transferor's family who agrees to be bound by the agreement;

    - pursuant to a sale exempt from registration pursuant to Rule 144 under the Securities Act; or

    - in a merger, consolidation or sale of substantially all the assets of the Company.

    The Company maintains directors' and officers' insurance coverage. These insurance policies cover directors and officers individually where exposure exists and run from September 16, 2000 through September 16, 2001 at a total cost of $510,000. The Company renewed Artecon's directors and officers indemnification insurance, which runs from March 31, 2000 through March 31, 2001, at a total cost of $44,500. The Company also purchased a discovery period extension for the former Artecon directors and officers insurance at a total cost of $124,540, which runs from August 2, 1999 through August 2, 2005.

    In addition, the Company has entered into certain transactions with its directors or their affiliated entities, as described under the captions "Executive Compensation--Compensation of Directors" and "Compensation Committee Interlocks and Insider Participation."

    The Company has also entered into certain agreements with its current Chief Executive Officer and certain of its other current and former executive officers, as described under the caption "Executive Compensation--Employment, Severance and Change of Control Agreements."

    The Company has entered into certain transactions with certain of its current and former directors and executive officers, as described under the caption "Compensation of Directors."

    The Company's Bylaws provide that the Company will indemnify its directors and executive officers to the fullest extent permitted by New York law. In addition, the Company's Amended and Restated Certificate of Incorporation provides that to the fullest extent permitted by New York law, the Company's directors will not be liable for monetary damages for breach of the directors' duty to the Company and its shareholders. This provision in the Amended and Restated Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as an injunction or other forms of non-monetary relief would remain available under New York law. Each director will continue to be subject to liability for acts or omissions in bad faith or involving intentional misconduct or knowing violations of law, for any transaction from which the director derived an improper personal benefit or for acts involving violation of Section 719 of the New York Business Corporation Law. This provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

    If Proposal 3 is passed, the Delaware Certificate and Bylaws will provide that the Company will indemnify its directors and executive officers to the fullest extent permitted by Delaware Law. For a discussion of the limits on indemnification imposed by Delaware Law, see Proposal 3.

    During 2000, the Company entered into a settlement of the class action lawsuit filed against Box Hill Systems Corp., certain of its officers and directors, and the underwriters of the Company's September 16, 1997 initial public offering. On January 5, 2001, the settlement was approved and the action dismissed with prejudice by the United States District Court for the Southern District of New York. There were no plaintiff objections or opt-outs to the settlement agreement.

    There is no pending litigation or proceeding involving a director, officer, employee or other agent of the Company as to which indemnification is being sought. On or around January 5, 2001, the Company received a copy of a claim filed with the Equal Employment Opportunity Commission ("EEOC"), which may result in litigation against a director, officer, employee or other agent for which a claim for indemnification may be made.

    During 2000, the Company made payments to certain entities affiliated with W.R. Sauey (the "Nordic Group Companies") of approximately $87,000 for the purchase of certain products and services from Nordic Group Companies. In addition, during 2000, the Company received payments for the sale of certain products and services from certain of the Nordic Group Companies of approximately $2,000. As of December 31, 2000, the Company had no accounts receivable from, or accounts payable to W.R. Sauey and/or the Nordic Group Companies.

                                 OTHER MATTERS

    The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          [LOGO]

                                          Mark A. Mays
                                          Secretary

April   , 2001

                                                                       EXHIBIT A

                          AGREEMENT AND PLAN OF MERGER

    THIS AGREEMENT AND PLAN OF MERGER (hereinafter called the "MERGER
AGREEMENT") is made as of       , 2001, by and between DOT HILL SYSTEMS CORP., a
New York corporation ("DOT HILL NEW YORK"), and DOT HILL SYSTEMS CORP. (DELAWARE), a Delaware corporation ("DOT HILL DELAWARE"). Dot Hill New York and Dot Hill Delaware are sometimes referred to collectively herein as the "CONSTITUENT CORPORATIONS."

                                    RECITALS

    WHEREAS, the authorized capital stock of Dot Hill New York consists of forty-five million (45,000,000) shares, of which forty million (40,000,000)
shares are designated Common Stock, par value of $.01, of which       shares are
outstanding as of the Effective Time (defined below), and five million (5,000,000) shares are designated Preferred Stock, par value of $.01, none of which is outstanding as of the Effective Time. The authorized capital stock of Dot Hill Delaware consists of [one hundred ten million (110,000,000)] shares, of which [one hundred million (100,000,000)] shares are designated Common Stock, $.001 par value per share, and [ten million (10,000,000)] shares are designated Preferred Stock, $.001 par value per share;

    WHEREAS, Dot Hill New York was originally incorporated under the laws of the State of New York on April 5, 1988 under the name "Box Hill Systems Corp.";

    WHEREAS, the respective directors of the Constituent Corporations deem it advisable and to the advantage of said corporations that Dot Hill New York merge with and into Dot Hill Delaware upon the terms and conditions herein provided; and

    WHEREAS, following the Merger (as defined below) the subsidiaries of Dot Hill New York shall be the subsidiaries of Dot Hill Delaware.

    NOW, THEREFORE, the parties hereto do hereby adopt the plan of reorganization encompassed by this Merger Agreement and do hereby agree that Dot Hill New York shall merge with and into Dot Hill Delaware on the following terms, conditions and other provisions:

                                   AGREEMENT

1.  TERMS AND CONDITIONS

    1.1 MERGER. Dot Hill New York shall be merged with and into Dot Hill Delaware (the "MERGER"), and Dot Hill Delaware shall be the surviving corporation (the "SURVIVING CORPORATION") effective at 10:00 a.m. (Pacific
Daylight Time) on       , 2001 (the "EFFECTIVE TIME").

    1.2 NAME CHANGE. At the Effective Time, the name of Dot Hill Delaware shall be "Dot Hill Systems Corp."

    1.3 SUCCESSION. At the Effective Time, Dot Hill Delaware shall continue its corporate existence under the laws of the State of Delaware, and the separate existence and corporate organization of Dot Hill New York, except insofar as it may be continued by operation of law, shall be terminated and ceased.

    1.4 TRANSFER OF ASSETS AND LIABILITIES. At the Effective Time, the rights, privileges, powers and franchises, both of a public as well as of a private nature, of each of the Constituent Corporations shall be vested in and possessed by the Surviving Corporation, subject to all of the disabilities, duties and restrictions of or upon each of the Constituent Corporations; and all and singular rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, of each of the Constituent Corporations, and all debts due to each of the Constituent Corporations on whatever account, and all things in action or belonging to each of the Constituent Corporations shall be transferred to and vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest, shall be thereafter the property of the Surviving Corporation as they were of the Constituent Corporations, and the title to any real estate vested by deed or otherwise in either of the Constituent Corporations shall not revert or be in any way impaired by reason of the Merger; PROVIDED, HOWEVER, that the liabilities of the Constituent Corporations and of their shareholders, directors and officers shall not be affected and all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired, and any claim existing or action or proceeding pending by or against either of the Constituent Corporations may be prosecuted to judgment as if the Merger had not taken place except as they may be modified with the consent of such creditors and all debts, liabilities and duties of or upon each of the Constituent Corporations shall attach to the Surviving Corporation, and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it.

    1.5 COMMON STOCK OF DOT HILL NEW YORK AND DOT HILL DELAWARE. At the Effective Time, by virtue of the Merger and without any further action on the part of the Constituent Corporations or their respective shareholders, (i) each share of Common Stock of Dot Hill New York issued and outstanding immediately prior thereto shall be changed and converted into one fully paid and nonassessable share of Common Stock of Dot Hill Delaware; and (ii) each share of Common Stock of Dot Hill Delaware issued and outstanding immediately prior thereto shall be canceled and returned to the status of authorized but unissued shares

    1.6 STOCK CERTIFICATES. At and after the Effective Time, all of the outstanding certificates which prior to that time represented shares of the Common Stock of Dot Hill New York shall be deemed for all purposes to evidence ownership of and to represent the shares of Dot Hill Delaware into which the shares of Dot Hill New York represented by such certificates have been converted as herein provided and shall be so registered on the books and records of the Surviving Corporation or its transfer agents. The registered owner of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or its transfer agent, have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon the shares of Dot Hill Delaware evidenced by such outstanding certificate as above provided.

    1.7 OPTIONS OF DOT HILL NEW YORK. At the Effective Time, the Surviving Corporation will assume and continue all of Dot Hill New York's stock option plans in existence at the Effective Time, including without limitation all options outstanding under such stock option plans and any other outstanding options shall be converted into options of Dot Hill Delaware, such that an option for one (1) share of Dot Hill New York shall be converted into an option for (1) share of Dot Hill Delaware, with no change in the exercise price of the Dot Hill Delaware option. No other changes in the terms and conditions of such options will occur. Effective at the Effective Time, Dot Hill Delaware hereby assumes the outstanding and unexercised portions of such options and the obligations of Dot Hill New York with respect thereto.

    1.8 WARRANTS. At the Effective Time, the Surviving Corporation will assume and continue warrants, if any, of Dot Hill New York and the outstanding and unexercised portions of all warrants, including without limitation all warrants to purchase shares of Common Stock outstanding and any other outstanding warrants, if any, shall be converted into warrants of Dot Hill Delaware, such that a warrant for one (1) share of Dot Hill New York shall be converted into a warrant for one (1) share of Dot Hill Delaware, with no change in the exercise price of the Dot Hill Delaware warrant. No other changes in the terms and conditions of such warrants will occur. Effective on the Effective Date, Dot Hill Delaware hereby assumes the outstanding and unexercised portions of such warrants and the obligations of Dot Hill New York with respect thereto.

    1.9 EMPLOYEE BENEFIT PLANS. At the Effective Time, the Surviving Corporation shall assume all obligations of Dot Hill New York under any and all employee benefit plans in effect as of the Effective

Time with respect to which employee rights or accrued benefits are outstanding as of such time, including but not limited to the Dot Hill New York's 401(k) Plans; PROVIDED, HOWEVER, that one share of Common Stock of Dot Hill Delaware shall be substituted for each share of Common Stock of Dot Hill New York (if any) thereunder. At the Effective Time, the Surviving Corporation shall adopt and continue in effect all such employee benefit plans upon the same terms and conditions as were in effect immediately prior to the Merger and shall reserve that number of shares of Dot Hill Delaware Common Stock with respect to each such employee benefit plan as is equal to the number of shares of Dot Hill New York Common Stock, if any, so reserved at the Effective Time.

2.  CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

    2.1 CERTIFICATE OF INCORPORATION AND BYLAWS. The Certificate of Incorporation and Bylaws of Dot Hill Delaware in effect at the Effective Time shall continue to be the Certificate of Incorporation and Bylaws of the Surviving Corporation.

    2.2 DIRECTORS. The directors of Dot Hill New York immediately preceding the Effective Time shall become the directors of the Surviving Corporation at and after the Effective Time to serve until the expiration of their terms and until their successors are elected and qualified.

    2.3 OFFICERS. The officers of Dot Hill New York immediately preceding the Effective Time shall become the officers of the Surviving Corporation at and after the Effective Time to serve at the pleasure of its Board of Directors.

3.  MISCELLANEOUS

    3.1 FURTHER ASSURANCES. From time to time, and when required by the Surviving Corporation or by its successors and assigns, there shall be executed and delivered on behalf of Dot Hill New York such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other action, as shall be appropriate or necessary in order to vest or perfect in or to conform of record or otherwise, in the Surviving Corporation the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Dot Hill New York and otherwise to carry out the purposes of this Merger Agreement, and the officers and directors of the Surviving Corporation are fully authorized in the name and on behalf of Dot Hill New York or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

    3.2 AMENDMENT. At any time before or after approval by the shareholders of Dot Hill New York, this Merger Agreement may be amended in any manner (except that, after the approval of the Merger Agreement by the shareholders of Dot Hill New York, the principal terms may not be amended without the further approval of the shareholders of Dot Hill New York) as may be determined in the judgment of the respective Board of Directors of Dot Hill Delaware and Dot Hill New York to be necessary, desirable, or expedient in order to clarify the intention of the parties hereto or to effect or facilitate the purpose and intent of this Merger Agreement.

    3.3 CONDITIONS TO MERGER. The obligation of the Constituent Corporations to effect the transactions contemplated hereby is subject to satisfaction of the following conditions (any or all of which may be waived by either of the Constituent Corporations in its sole discretion to the extent permitted by law):

    (a) the Merger shall have been approved by the shareholders of Dot Hill New York in accordance with applicable provisions of the General Corporation Law of the State of New York; and

    (b) Dot Hill New York, as sole stockholder of Dot Hill Delaware, shall have approved the Merger in accordance with the General Corporation Law of the State of Delaware; and

    (c) any and all consents, permits, authorizations, approvals, and orders deemed in the sole discretion of Dot Hill New York to be material to consummation of the Merger shall have been obtained.

    3.4 ABANDONMENT OR DEFERRAL. At any time before the Effective Time, this Merger Agreement may be terminated and the Merger may be abandoned by the Board of Directors of either Dot Hill New York or Dot Hill Delaware, or both, notwithstanding the approval of this Merger Agreement by the shareholders of Dot Hill New York or Dot Hill Delaware or the prior filing of this Merger Agreement with the Secretary of State of the State of Delaware, or the consummation of the Merger may be deferred for a reasonable period of time if, in the opinion of the respective Boards of Directors of Dot Hill New York and Dot Hill Delaware, such action would be in the best interest of such corporations. In the event of termination of this Merger Agreement, this Merger Agreement shall become void and of no effect and there shall be no liability on the part of either Constituent Corporation or its respective Board of Directors or shareholders with respect thereto, except that Dot Hill New York shall pay all expenses incurred in connection with the Merger or in respect of this Merger Agreement or relating thereto.

    3.5 COUNTERPARTS. In order to facilitate the filing and recording of this Merger Agreement, the same may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

    IN WITNESS WHEREOF, this Merger Agreement, having first been fully approved by the respective Board of Directors of Dot Hill New York and Dot Hill Delaware, is hereby executed on behalf of each said corporation and attested by their respective officers thereunto duly authorized.

                                                       DOT HILL SYSTEMS CORP.
                                                       a New York corporation

                                                       By:
                                                            -----------------------------------------
                                                            James L. Lambert
                                                            President and Chief Executive Officer

ATTEST:
-------------------------------------------
Mark A. Mays
Secretary

                                                       DOT HILL SYSTEMS CORP. (DELAWARE)
                                                       a Delaware Corporation

                                                       By:
                                                            -----------------------------------------
                                                            James L. Lambert
                                                            President and Chief Executive Officer

ATTEST:
-------------------------------------------
Mark A. Mays
Secretary

                                                                       EXHIBIT B

                          CERTIFICATE OF INCORPORATION
                                       OF
                       DOT HILL SYSTEMS CORP. (DELAWARE)

    The undersigned, a natural person (the "Sole Incorporator"), for the purpose of organizing a corporation to conduct the business and promote the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware hereby certifies that:

                                       I.

    The name of this corporation is DOT HILL SYSTEMS CORP. (DELAWARE).

                                      II.

    The address of the registered office of the corporation in the State of Delaware is 15 East North Street, City of Dover, County of Kent, State of Delaware 19901, and the name of the registered agent of the corporation in the State of Delaware at such address is United Corporate Services, Inc.

                                      III.

    The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

                                      IV.

    A. This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares that the corporation is authorized to issue is one hundred ten million (110,000,000) shares. One hundred million (100,000,000) shares shall be Common Stock, each having a par value of one-tenth of one cent ($.001). Ten million (10,000,000) shares shall be Preferred Stock, each having a par value of one-tenth of one cent ($.001).

    B. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, by filing a certificate (a "Preferred Stock Designation") pursuant to the Delaware General Corporation Law ("DGCL"), to fix or alter from time to time the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions of any wholly unissued series of Preferred Stock, and to establish from time to time the number of shares constituting any such series or any of them; and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                                       V.

    For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

    A.

    1. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors that shall constitute the whole Board of Directors shall be fixed exclusively by one or more resolutions adopted by the Board of Directors.

    2. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. At the first annual meeting of stockholders following the adoption and filing of this Certificate of Incorporation, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the adoption and filing of this Certificate of Incorporation, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the adoption and filing of this Certificate of Incorporation, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.

    Notwithstanding the foregoing provisions of this section, each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

    3. Subject to the rights of the holders of any series of Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders, except as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director's successor shall have been elected and qualified.

    If at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Delaware Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent (10%) of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in offices as aforesaid, which election shall be governed by Section 211 of the DGCL.

    B.

    1. Subject to paragraph (h) of Section 43 of the Bylaws, the Bylaws may be altered or amended or new Bylaws adopted by the affirmative vote of at least a majority of the voting power of all of the then-outstanding shares of the voting stock of the corporation entitled to vote ("Voting Stock"). The Board of Directors shall also have the power to adopt, amend, or repeal Bylaws.

    2. The directors of the corporation need not be elected by written ballot unless the Bylaws so provide.

    3. Following the effective date of the merger of this corporation with Dot Hill Systems Corp., a New York corporation, no action shall be taken by the stockholders of this corporation except at an annual or special meeting of stockholders called in accordance with the Bylaws.

    4. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the corporation shall be given in the manner provided in the Bylaws of the corporation.

                                      VI.

    A. The liability of the directors and officers for monetary damages shall be eliminated to the fullest extent under applicable law.

    B. Any repeal or modification of this Article VI shall be prospective and shall not affect the rights under this Article VI in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

                                      VII.

    A. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, except as provided in paragraph B. of this
Article VII, and all rights conferred upon the stockholders herein are granted subject to this reservation.

    B. Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, this Certificate of Incorporation or any Preferred Stock Designation, the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of Voting Stock, voting together as a single class, shall be required to alter, amend or repeal this Certificate of Incorporation.

                                     VIII.

    The name and the mailing address of the Sole Incorporator is as follows:

NAME:                                       MAILING ADDRESS
Thomas A. Coll                              Cooley Godward LLP
                                            4365 Executive Drive, Suite 1100
                                            San Diego, California 92121

    IN WITNESS WHEREOF, this Certificate has been subscribed this       of
      , 2001 by the undersigned who affirms that the statements made herein are true and correct.

                                            ---------------------------------
                                            Sole Incorporator

                                                                       EXHIBIT C

                                     BYLAWS
                                       OF
                       DOT HILL SYSTEMS CORP. (DELAWARE)

                            (A DELAWARE CORPORATION)

                                   ARTICLE I
                                    OFFICES

    SECTION 1. REGISTERED OFFICE. The registered office of the corporation in the State of Delaware shall be in the City of Dover, County of Kent.

    SECTION 2. OTHER OFFICES. The corporation shall also have and maintain an office or principal place of business at such place as may be fixed by the Board of Directors, and may also have offices at such other places, both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II
                                 CORPORATE SEAL

    SECTION 3. CORPORATE SEAL. The Board of Directors may adopt a corporate seal. The corporate seal shall consist of a die bearing the name of the corporation and the inscription, "Corporate Seal-Delaware." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                  ARTICLE III
                             STOCKHOLDERS' MEETINGS

    SECTION 4. PLACE OF MEETINGS. Meetings of the stockholders of the corporation may be held at such place, either within or without the State of Delaware, as may be determined from time to time by the Board of Directors. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as provided under the Delaware General Corporation Law ("DGCL").

    SECTION 5.  ANNUAL MEETINGS.

    (a) The annual meeting of the stockholders of the corporation, for the purpose of election of directors and for such other business as may lawfully come before it, shall be held on such date and at such time as may be designated from time to time by the Board of Directors. Nominations of persons for election to the Board of Directors of the corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders:
(i) pursuant to the corporation's notice of meeting of stockholders; (ii) by or at the direction of the Board of Directors; or (iii) by any stockholder of the corporation who was a stockholder of record at the time of giving of notice provided for in the following paragraph, who is entitled to vote at the meeting and who complied with the notice procedures set forth in Section 5.

    (b) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of Section 5(a) of these Bylaws, (i) the stockholder must have given timely notice thereof in writing to the Secretary of the corporation, (ii) such other business must be a proper matter for stockholder action under the DGCL, (iii) if the stockholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has provided the corporation with a Solicitation Notice (as defined in this Section 5(b)), such stockholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the corporation's voting shares required under applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of the corporation's voting shares reasonably believed by such stockholder or beneficial owner to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder, and must, in either case, have included in such materials the Solicitation Notice, and (iv) if no Solicitation Notice relating thereto has been timely provided pursuant to this section, the stockholder or beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this Section 5. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the mailing date of the preceding year's annual meeting proxy statement; PROVIDED, HOWEVER, that in the event that the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year's annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth
(90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth: (A) as to each person whom the stockholder proposed to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "1934 ACT") and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made
(i) the name and address of such stockholder, as they appear on the corporation's books, and of such beneficial owner, (ii) the class and number of shares of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner, and (iii) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of the proposal, at least the percentage of the corporation's voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the corporation's voting shares to elect such nominee or nominees (an affirmative statement of such intent, a "SOLICITATION NOTICE").

    (c) Notwithstanding anything in the second sentence of Section 5(b) of these Bylaws to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the corporation at least one hundred
(100) days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section 5 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the corporation.

    (d) Only such persons who are nominated in accordance with the procedures set forth in this Section 5 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this
Section 5. Except as otherwise provided by law, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made, or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposal or nomination shall not be presented for stockholder action at the meeting and shall be disregarded.

    (e) Notwithstanding the foregoing provisions of this Section 5, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholders' meeting, stockholders must provide notice as required by the regulations promulgated under the 1934 Act. Nothing in these Bylaws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation proxy statement pursuant to Rule 14a-8 under the 1934 Act.

    (f) For purposes of this Section 5, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the 1934 Act.

    SECTION 6.  SPECIAL MEETINGS.

    (a) Special meetings of the stockholders of the corporation may be called, for any purpose or purposes, by (i) the Chairman of the Board of Directors, (ii) the Chief Executive Officer, (iii) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption), or (iv) stockholder(s) holding twenty percent (20%) or more of the outstanding shares of the voting stock of the corporation entitled to vote.

    (b) If a special meeting is properly called by any person or persons other than the Board of Directors, the request shall be in writing, specifying the general nature of the business proposed to be transacted, and shall be delivered personally or sent by certified or registered mail, return receipt requested, or by telegraphic or other facsimile transmission to the Chairman of the Board of Directors, the Chief Executive Officer, or the Secretary of the corporation. No business may be transacted at such special meeting otherwise than specified in such notice. The Board of Directors shall determine the time and place of such special meeting, which shall be held not less than thirty-five (35) nor more than one hundred twenty (120) days after the date of the receipt of the request. Upon determination of the time and place of the meeting, the officer receiving the request shall cause notice to be given to the stockholders entitled to vote, in accordance with the provisions of Section 7 of these Bylaws. If the notice is not given within one hundred (100) days after the receipt of the request, the person or persons properly requesting the meeting may set the time and place of the meeting and give the notice. Nothing contained in this paragraph (b) shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the Board of Directors may be held.

    (c) Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation's notice of meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the corporation who is a stockholder of record at the time of giving notice provided for in these Bylaws who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 6(c). In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the

Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the corporation's notice of meeting, if the stockholder's notice required by Section 5(b) of these Bylaws shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder's notice as described above.

    SECTION 7. NOTICE OF MEETINGS. Except as otherwise provided by law, notice, given in writing or by electronic transmission, of each meeting of stockholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting, such notice to specify the place, if any, date and hour in case of special meetings, the purpose or purposes of the meeting, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at any such meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on the records of the corporation. Notice of the time, place, if any, and purpose of any meeting of stockholders may be waived in writing, signed by the person entitled to notice thereof, or by electronic transmission by such person, either before or after such meeting, and will be waived by any stockholder by his attendance thereat in person, by remote communication, if applicable, or by proxy, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

    SECTION 8. QUORUM. At all meetings of stockholders, except where otherwise provided by statute or by the Certificate of Incorporation, or by these Bylaws, the presence, in person, by remote communication, if applicable, or by proxy duly authorized, of the holders of a majority of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business. In the absence of a quorum, any meeting of stockholders may be adjourned, from time to time, either by the chairman of the meeting or by vote of the holders of a majority of the shares represented thereat, but no other business shall be transacted at such meeting. The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Except as otherwise provided by statute or by applicable stock exchange or Nasdaq rules, or by the Certificate of Incorporation or these Bylaws, in all matters other than the election of directors, the affirmative vote of the majority of shares present in person, by remote communication, if applicable, or represented by proxy at the meeting and entitled to vote generally on the subject matter shall be the act of the stockholders. Except as otherwise provided by statute, the Certificate of Incorporation or these Bylaws, directors shall be elected by a plurality of the votes of the shares present in person, by remote communication, if applicable, or represented by proxy at the meeting and entitled to vote generally on the election of directors. Where a separate vote by a class or classes or series is required, except where otherwise provided by the statute or by the Certificate of Incorporation or these Bylaws, a majority of the outstanding shares of such class or classes or series, present in person, by remote communication, if applicable, or represented by proxy duly authorized, shall constitute a quorum entitled to take action with respect to that vote on that matter. Except where otherwise provided by the statute or by the Certificate of Incorporation or these Bylaws, the affirmative vote of the majority (plurality, in the case of the election of directors) of shares of such class or classes or series present in person, by remote communication, if applicable, or represented by proxy at the meeting, shall be the act of such class or classes or series.

    SECTION 9. ADJOURNMENT AND NOTICE OF ADJOURNED MEETINGS. Any meeting of stockholders, whether annual or special, may be adjourned from time to time either by the chairman of the meeting or by the vote of a majority of the shares present in person, by remote communication, if applicable, or represented by proxy at the meeting. When a meeting is adjourned to another time or place, if any, notice need not be given of the adjourned meeting if the time and place, if any, thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

    SECTION 10. VOTING RIGHTS. For the purpose of determining those stockholders entitled to vote at any meeting of the stockholders, except as otherwise provided by law, only persons in whose names shares stand on the stock records of the corporation on the record date, as provided in Section 12 of these Bylaws, shall be entitled to vote at any meeting of stockholders. Every person entitled to vote shall have the right to do so either in person, by remote communication, if applicable, or by an agent or agents authorized by a proxy granted in accordance with Delaware law. An agent so appointed need not be a stockholder. No proxy shall be voted after three (3) years from its date of creation unless the proxy provides for a longer period.

    SECTION 11. JOINT OWNERS OF STOCK. If shares or other securities having voting power stand of record in the names of two (2) or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two (2) or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect: (a) if only one (1) votes, his act binds all; (b) if more than one (1) votes, the act of the majority so voting binds all; (c) if more than one (1) votes, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionally, or may apply to the Delaware Court of Chancery for relief as provided in the DGCL, Section 217(b). If the instrument filed with the Secretary shows that any such tenancy is held in unequal interests, a majority or even-split for the purpose of subsection (c) shall be a majority or even-split in interest.

    SECTION 12. LIST OF STOCKHOLDERS. The Secretary shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the corporation. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. The list shall be open to examination by any stockholder during the time of the meeting as provided by law.

    SECTION 13. ACTION WITHOUT MEETING. Following the effective date of the merger of this corporation with Dot Hill Systems Corp., a New York corporation, no action shall be taken by the stockholders except at an annual or special meeting of stockholders called in accordance with these Bylaws and no action shall be taken by the stockholders by written consent.

    SECTION 14.  ORGANIZATION.

    (a) At every meeting of stockholders, the Chairman of the Board of Directors, or, if a Chairman has not been appointed or is absent, the Vice Chairman, or, if a Vice Chairman has not been appointed or is absent, the Chief Executive Officer, or, if the Chief Executive Officer is absent, a chairman of the meeting chosen by a majority in interest of the stockholders entitled to vote, present in person or by proxy, shall act as chairman. The Secretary, or, in his absence, an Assistant Secretary directed to do so by the Chief Executive Officer, shall act as secretary of the meeting.

    (b) The Board of Directors of the corporation shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the corporation and their duly authorized and constituted proxies and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

                                   ARTICLE IV
                                   DIRECTORS

    SECTION 15. NUMBER AND TERM OF OFFICE. The authorized number of directors of the corporation shall be fixed in accordance with the Certificate of Incorporation. Directors need not be stockholders unless so required by the Certificate of Incorporation. If for any cause, the directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose in the manner provided in these Bylaws.

    SECTION 16. POWERS. The powers of the corporation shall be exercised, its business conducted and its property controlled by the Board of Directors, except as may be otherwise provided by statute or by the Certificate of Incorporation.

    SECTION 17. CLASSES OF DIRECTORS. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. At the first annual meeting of stockholders following the adoption and filing of the Certificate of Incorporation providing for a classified Board of Directors, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the adoption and filing of the Certificate of Incorporation providing for a classified Board of Directors, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the adoption and filing of the Certificate of Incorporation providing for a classified Board of Directors, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.

    Notwithstanding the foregoing provisions of this section, each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

    SECTION 18.  VACANCIES.

    (a) Unless otherwise provided in the Certificate of Incorporation and subject to the rights of the holders of any series of Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by stockholders, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director's successor shall have been elected and qualified. A vacancy in the Board of Directors shall be deemed to exist under this Section 18 in the case of the death, removal or resignation of any director.

    (b) If at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Delaware Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent (10%) of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in offices as aforesaid, which election shall be governed by Section 211 of the DGCL.

    SECTION 19. RESIGNATION. Any director may resign at any time by delivering his or her notice in writing or by electronic transmission to the Secretary, such resignation to specify whether it will be effective at a particular time, upon receipt by the Secretary or at the pleasure of the Board of Directors. If no such specification is made, it shall be deemed effective at the pleasure of the Board of Directors. When one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each Director so chosen shall hold office for the unexpired portion of the term of the Director whose place shall be vacated and until his successor shall have been duly elected and qualified.

    SECTION 20.  REMOVAL.

    (a) Neither the Board of Directors nor any individual director may be removed without cause.

    (b) Subject to any limitation imposed by law, any individual director or directors may be removed with cause by the affirmative vote of a majority of the voting power of the corporation entitled to vote at an election of directors.

    SECTION 21.  MEETINGS.

    (a) ANNUAL MEETINGS. The annual meeting of the Board of Directors shall be held immediately before or after the annual meeting of stockholders and at the place where such meeting is held. No notice of an annual meeting of the Board of Directors shall be necessary and such meeting shall be held for the purpose of electing officers and transacting such other business as may lawfully come before it.

    (b) REGULAR MEETINGS. Unless otherwise restricted by the Certificate of Incorporation, regular meetings of the Board of Directors may be held at any time or date and at any place within or without the State of Delaware that has been designated by the Board of Directors and publicized among all directors, either orally or in writing, by telephone, including a voice-messaging system or other system designed to record and communicate messages, facsimile, telegraph or telex, or by electronic mail or other electronic means. No further notice shall be required for regular meetings of the Board of Directors.

    (c) SPECIAL MEETINGS. Unless otherwise restricted by the Certificate of Incorporation, special meetings of the Board of Directors may be held at any time and place within or without the State of Delaware whenever called by the Chairman of the Board, the Chief Executive Officer or any two of the directors.

    (d) TELEPHONE MEETINGS. Any member of the Board of Directors, or of any committee thereof, may participate in a meeting by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

    (e) NOTICE OF MEETINGS. Notice of the time and place of all special meetings of the Board of Directors shall be orally or in writing, by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, facsimile, telegraph or telex, or by electronic mail or other electronic means, during normal business hours, at least twenty-four (24) hours before the date and time of the meeting, or sent in writing to each director by first class mail, charges prepaid, at least three (3) days before the date of the meeting. Notice of any meeting may be waived in writing, or by electronic transmission, at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

    (f) WAIVER OF NOTICE. The transaction of all business at any meeting of the Board of Directors, or any committee thereof, however called or noticed, or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the directors not present who did not receive notice shall sign a written waiver of notice or shall waive notice by electronic transmission. All such waivers shall be filed with the corporate records or made a part of the minutes of the meeting.

    SECTION 22.  QUORUM AND VOTING.

    (a) Unless the Certificate of Incorporation requires a greater number and except with respect to indemnification questions arising under Section 43 hereof, for which a quorum shall be one-third of the exact number of directors fixed from time to time in accordance with the Certificate of Incorporation, a quorum of the Board of Directors shall consist of a majority of the exact number of directors fixed from time to time by the Board of Directors in accordance with the Certificate of Incorporation; PROVIDED, HOWEVER, at any meeting whether a quorum be present or otherwise, a majority of the directors present may adjourn from time to time until the time fixed for the next regular meeting of the Board of Directors, without notice other than by announcement at the meeting.

    (b) At each meeting of the Board of Directors at which a quorum is present, all questions and business shall be determined by the affirmative vote of a majority of the directors present, unless a different vote be required by law, the Certificate of Incorporation or these Bylaws.

    SECTION 23. ACTION WITHOUT MEETING. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, or by electronic transmission, and such writing or writings or transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

    SECTION 24. FEES AND COMPENSATION. Directors shall be entitled to such compensation for their services as may be approved by the Board of Directors, including, if so approved, by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, for attendance at each regular or special meeting of the Board of Directors and at any meeting of a committee of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise and receiving compensation therefor.

    SECTION 25.  COMMITTEES.

    (a) EXECUTIVE COMMITTEE. The Board of Directors may appoint an Executive Committee to consist of one (1) or more members of the Board of Directors. The Executive Committee, to the extent permitted by law and provided in the resolution of the Board of Directors shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopting, amending or repealing any bylaw of the corporation.

    (b) OTHER COMMITTEES. The Board of Directors may, from time to time, appoint such other committees as may be permitted by law. Such committees appointed by the Board of Directors shall consist of one (1) or more members of the Board of Directors and shall have such powers and perform such duties as may be prescribed by the resolution or resolutions creating such committees, but in no event shall any such committee have the powers denied to the Executive Committee in these bylaws.

    (c) TERM. Each member of a committee of the Board of Directors shall serve a term on the committee coexistent with such member's term on the Board of Directors. The Board of Directors, subject to any requirements of any outstanding series of Preferred Stock and the provisions of subsection (a) of this Bylaw, may at any time increase or decrease the number of members of a committee or terminate the existence of a committee. The membership of a committee member shall terminate on the date of his death or voluntary resignation from the committee or from the Board of Directors. The Board of Directors may at any time for any reason remove any individual committee member and the Board of Directors may fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, and, in addition, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

    (d) MEETINGS. Unless the Board of Directors shall otherwise provide, regular meetings of the Executive Committee or any other committee appointed pursuant to this Section 25 shall be held at such times and places as are determined by the Board of Directors, or by any such committee, and when notice thereof has been given to each member of such committee, no further notice of such regular meetings need be given thereafter. Special meetings of any such committee may be held at any place which has been determined from time to time by such committee, and may be called by any director who is a member of such committee, upon notice to the members of such committee of the time and place of such special meeting given in the manner provided for the giving of written notice to members of the Board of Directors of the time and place of special meetings of the Board of Directors. Notice of any special meeting of any committee may be waived in writing at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends such special meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Unless otherwise provided by the Board of Directors in the resolutions authorizing creation of the committee, a majority of the authorized number of members of any such committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of such committee.

    SECTION 26. ORGANIZATION. At every meeting of the directors, the Chairman of the Board of Directors, or, if a Chairman has not been appointed or is absent, the Vice Chairman, or, if the Vice Chairman is absent, the Chief Executive Officer (if a director), or if the Chief Executive Officer is absent, the President (if a director), or if the President is absent, the most senior Vice President (if a director), or, in the absence of any such person, a chairman of the meeting chosen by a majority of the directors present, shall preside over the meeting. The Secretary, or in his absence, any Assistant Secretary directed to do so by the Chief Executive Officer, shall act as secretary of the meeting.

                                   ARTICLE V
                                    OFFICERS

    SECTION 27. OFFICERS DESIGNATED. The officers of the corporation shall include, if and when designated by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer, the President, one or more Vice Presidents, the Secretary, the Chief Financial Officer, the Treasurer and the Controller, all of whom shall be elected at the annual organizational meeting of the Board of Directors. The Board of Directors may also appoint one or more Assistant Secretaries, Assistant Treasurers, Assistant Controllers and such other officers and agents with such powers and duties as it shall deem necessary. The Board of Directors may assign such additional titles to one or more of the officers as it shall deem appropriate. Any one person may hold any number of offices of the corporation at any one time unless specifically prohibited therefrom by law. The salaries and other compensation of the officers of the corporation shall be fixed by or in the manner designated by the Board of Directors.

    SECTION 28.  TENURE AND DUTIES OF OFFICERS.

    (a) GENERAL. All officers shall hold office at the pleasure of the Board of Directors and until their successors shall have been duly elected and qualified, unless sooner removed. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

    (b) DUTIES OF CHAIRMAN OF THE BOARD OF DIRECTORS. The Chairman of the Board of Directors, when present, or the Vice Chairman of the Board if the Chairman is not present, shall preside at all meetings of the stockholders and the Board of Directors. The Chairman or Vice Chairman, as the case may be, of the Board of Directors shall perform other duties commonly incident to his or her office and shall also perform such other duties and have such other powers, as the Board of Directors shall designate from time to time.

    (c) DUTIES OF THE CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall preside at all meetings of the stockholders and at all meetings of the Board of Directors, unless the Chairman or Vice Chairman of the Board of Directors has been appointed and is present. The Chief Executive Officer shall have general supervision, direction and control of the business and officers of the corporation, and shall perform other duties commonly incident to his office and such other duties and have such other powers as the Board of Directors shall designate from time to time. If there is no Chief Executive Officer, then the Board of Directors shall designate a Chief Executive Officer pursuant to paragraph (a) of this Section 28.

    (d) DUTIES OF PRESIDENT. The President shall assist the Chief Executive Officer with the performance of the duties prescribed in paragraph (c) of this
Section 28, and shall perform such duties commonly incident thereto and shall also perform such other duties and have such other powers, as the Board of Directors or the Chief Executive Officer shall designate from time to time.

    (e) DUTIES OF VICE PRESIDENTS. The Vice Presidents may assume and perform the duties of the President in the absence or disability of the President or whenever the office of President is vacant. The Vice Presidents shall perform other duties commonly incident to their office and shall also perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer shall designate from time to time.

    (f) DUTIES OF SECRETARY. The Secretary shall attend all meetings of the stockholders and of the Board of Directors and shall cause to have recorded all acts and proceedings thereof in the minute book of the corporation. The Secretary shall cause notice to be given in conformity with these Bylaws of all meetings of the stockholders and of all meetings of the Board of Directors and any committee thereof requiring notice. The Secretary shall perform all other duties given him in these Bylaws and other duties commonly incident to his office and shall also perform such other duties and have such other powers, as the Board of Directors shall designate from time to time. The Chief Executive Officer may direct any Assistant Secretary to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each Assistant Secretary shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer shall designate from time to time.

    (g) DUTIES OF CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall keep or cause to be kept the books of account of the corporation in a thorough and proper manner and shall render statements of the financial affairs of the corporation in such form and as often as required by the Board of Directors or the Chief Executive Officer. The Chief Financial Officer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the corporation. The Chief Financial Officer shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer shall designate from time to time. The Chief Executive Officer may direct the Treasurer or any Assistant Treasurer, or the Controller or any Assistant Controller to assume and perform the duties of the Chief Financial Officer in the absence or disability of the Chief Financial Officer, and each Treasurer and Assistant Treasurer and each Controller and Assistant Controller shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer shall designate from time to time.

    SECTION 29. DELEGATION OF AUTHORITY. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.

    SECTION 30. RESIGNATIONS. Any officer may resign at any time by giving notice in writing or by electronic transmission to the Board of Directors or to the Chief Executive Officer or to the Secretary. Any such resignation shall be effective when received by the person or persons to whom such notice is given, unless a later time is specified therein, in which event the resignation shall become effective at such later time. Unless otherwise specified in such notice, the acceptance of any such resignation shall not be necessary to make it effective. Any resignation shall be without prejudice to the rights, if any, of the corporation under any contract with the resigning officer.

    SECTION 31. REMOVAL. Any officer may be removed from office at any time, either with or without cause, by the affirmative vote of a majority of the directors in office at the time (excluding the director who is also the officer subject to such removal, as the case may be), or by the unanimous written consent of the directors in office at the time, or by any committee or superior officers upon whom such power of removal may have been conferred by the Board of Directors.

                                   ARTICLE VI
    EXECUTION OF CORPORATE INSTRUMENTS AND VOTING OF SECURITIES OWNED BY THE
                                  CORPORATION

    SECTION 32. EXECUTION OF CORPORATE INSTRUMENTS. The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute on behalf of the corporation any corporate instrument or document, or to sign on behalf of the corporation the corporate name without limitation, or to enter into contracts on behalf of the corporation, except where otherwise provided by law or these Bylaws, and such execution or signature shall be binding upon the corporation.

    All checks and drafts drawn on banks or other depositaries on funds to the credit of the corporation or in special accounts of the corporation shall be signed by such person or persons as the Board of Directors shall authorize so to do.

    Unless authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

    SECTION 33. VOTING OF SECURITIES OWNED BY THE CORPORATION. All stock and other securities of other corporations owned or held by the corporation for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized so to do by resolution of the Board of Directors, or, in the absence of such authorization, by the Chairman of the Board of Directors, the Chief Executive Officer, the President, or any Vice President.

                                  ARTICLE VII
                                SHARES OF STOCK

    SECTION 34. FORM AND EXECUTION OF CERTIFICATES. Certificates for the shares of stock of the corporation shall be in such form as is consistent with the Certificate of Incorporation and applicable law. Every holder of stock in the corporation shall be entitled to have a certificate signed by or in the name of the corporation by the Chairman of the Board of Directors, or the Chief Executive Officer, the President or any Vice President and by the Treasurer or Assistant Treasurer or the Secretary or Assistant Secretary, certifying the number of shares owned by him in the corporation. Any or all of the signatures on the certificate may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if he were such officer, transfer agent, or registrar at the date of issue. Each certificate shall state upon the face or back thereof, in full or in summary, all of the powers, designations, preferences, and rights, and the limitations or restrictions of the shares authorized to be issued or shall, except as otherwise required by law, set forth on the face or back a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated stock, the corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to this section or otherwise required by law or with respect to this section a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Except as otherwise expressly provided by law, the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

    SECTION 35. LOST CERTIFICATES. A new certificate or certificates shall be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. The corporation may require, as a condition precedent to the issuance of a new certificate or certificates, the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to agree to indemnify the corporation in such manner as it shall require or to give the corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.

    SECTION 36.  TRANSFERS.

    (a) Transfers of record of shares of stock of the corporation shall be made only upon its books by the holders thereof, in person or by attorney duly authorized, and upon the surrender of a properly endorsed certificate or certificates for a like number of shares.

    (b) The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.

    SECTION 37.  FIXING RECORD DATES.

    (a) In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, subject to applicable law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; PROVIDED, HOWEVER, that the Board of Directors may fix a new record date for the adjourned meeting.

    SECTION 38. REGISTERED STOCKHOLDERS. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                  ARTICLE VIII
                      OTHER SECURITIES OF THE CORPORATION

    SECTION 39. EXECUTION OF OTHER SECURITIES. All bonds, debentures and other corporate securities of the corporation, other than stock certificates (covered in Section 34), may be signed by the Chairman of the Board of Directors, the Chief Executive Officer, the President or any Vice President, or such other person as may be authorized by the Board of Directors, and the corporate seal impressed thereon or a facsimile of such seal imprinted thereon and attested by the signature of the Secretary or an Assistant Secretary, or the Chief Financial Officer or Treasurer or an Assistant Treasurer; PROVIDED, HOWEVER, that where any such bond, debenture or other corporate security shall be authenticated by the manual signature, or where permissible facsimile signature, of a trustee under an indenture pursuant to which such bond, debenture or other corporate security shall be issued, the signatures of the persons signing and attesting the corporate seal on such bond, debenture or other corporate security may be the imprinted facsimile of the signatures of such persons. Interest coupons appertaining to any such bond, debenture or other corporate security, authenticated by a trustee as aforesaid, shall be signed by the Treasurer or an Assistant Treasurer of the corporation or such other person as may be authorized by the Board of Directors, or bear imprinted thereon the facsimile signature of such person. In case any officer who shall have signed or attested any bond, debenture or other corporate security, or whose facsimile signature shall appear thereon or on any such interest coupon, shall have ceased to be such officer before the bond, debenture or other corporate security so signed or attested shall have been delivered, such bond, debenture or other corporate security nevertheless may be adopted by the corporation and issued and delivered as though the person who signed the same or whose facsimile signature shall have been used thereon had not ceased to be such officer of the corporation.

                                   ARTICLE IX
                                   DIVIDENDS

    SECTION 40. DECLARATION OF DIVIDENDS. Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation and applicable law, if any, may be declared by the Board of Directors pursuant to law at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation and applicable law.

    SECTION 41. DIVIDEND RESERVE. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Board of Directors shall think conducive to the interests of the corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

                                   ARTICLE X
                                  FISCAL YEAR

    SECTION 42. FISCAL YEAR. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

                                   ARTICLE XI
                                INDEMNIFICATION

    SECTION 43. INDEMNIFICATION OF DIRECTORS, EXECUTIVE OFFICERS, OTHER OFFICERS, EMPLOYEES AND OTHER AGENTS.

    (a) DIRECTORS AND EXECUTIVE OFFICERS. The corporation shall indemnify its directors and executive officers (for the purposes of this Article XI, "executive officers" shall have the meaning defined in Rule 3b-7 promulgated under the 1934 Act) to the fullest extent not prohibited by the DGCL or any other applicable law; PROVIDED, HOWEVER, that the corporation may modify the extent of such indemnification by individual contracts with its directors and executive officers; and, PROVIDED, FURTHER, that the corporation shall not be required to indemnify any director or executive officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the corporation, (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the DGCL, or any other applicable law or (iv) such indemnification is required to be made under subsection (d).

    (b) OTHER OFFICERS, EMPLOYEES AND OTHER AGENTS. The corporation shall have power to indemnify its other officers, employees and other agents as set forth in the DGCL or any other applicable law. The Board of Directors shall have the power to delegate the determination of whether indemnification shall be given to any such person (except executive officers) to such officers or other persons as the Board of Directors shall determine.

    (c) EXPENSES. The corporation shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or executive officer, of the corporation, or is or was serving at the request of the corporation as a director or executive officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or executive officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under this Section 43 or otherwise.

    Notwithstanding the foregoing, unless otherwise determined pursuant to paragraph (e) of this Section 43, no advance shall be made by the corporation to an executive officer of the corporation (except by reason of the fact that such executive officer is or was a director of the corporation in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation.

    (d) ENFORCEMENT. Without the necessity of entering into an express contract, all rights to indemnification and advances to directors and executive officers under this Bylaw shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the corporation and the director or executive officer. Any right to indemnification or advances granted by this Section 43 to a director or executive officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. The claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting his claim. In connection with any claim for indemnification, the corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standards of conduct that make it permissible under the DGCL or any other applicable law for the corporation to indemnify the claimant for the amount claimed. In connection with any claim by an executive officer of the corporation (except in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such executive officer is or was a director of the corporation) for advances, the corporation shall be entitled to raise a defense as to any such action clear and convincing evidence that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation, or with respect to any criminal action or proceeding that such person acted without reasonable cause to believe that his conduct was lawful. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the DGCL or any other applicable law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct. In any suit brought by a director or executive officer to enforce a right to indemnification or to an advancement of expenses hereunder, the burden of proving that the director or executive officer is not entitled to be indemnified, or to such advancement of expenses, under this Section 43 or otherwise shall be on the corporation.

    (e) NON-EXCLUSIVITY OF RIGHTS. The rights conferred on any person by this Bylaw shall not be exclusive of any other right which such person may have or hereafter acquire under any applicable statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the Delaware General Corporation Law, or by any other applicable law.

    (f) SURVIVAL OF RIGHTS. The rights conferred on any person by this Bylaw shall continue as to a person who has ceased to be a director, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

    (g) INSURANCE. To the fullest extent permitted by the DGCL or any other applicable law, the corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Section 43.

    (h) AMENDMENTS. Any repeal or modification of this Section 43 shall only be prospective and shall not affect the rights under this Bylaw in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the corporation.

    (i) SAVING CLAUSE. If this Bylaw or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director and executive officer to the full extent not prohibited by any applicable portion of this Section 43 that shall not have been invalidated, or by any other applicable law. If this Section 43 shall be invalid due to the application of the indemnification provisions of another jurisdiction, then the corporation shall indemnify each director and executive officer to the full extent under any other applicable law.

    (j) CERTAIN DEFINITIONS. For the purposes of this Bylaw, the following definitions shall apply:

        (1) The term "proceeding" shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

        (2) The term "expenses" shall be broadly construed and shall include, without limitation, court costs, attorneys' fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding.

        (3) The term the "corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section 43 with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

        (4) References to a "director," "executive officer," "officer," "employee," or "agent" of the corporation shall include, without limitation, situations where such person is serving at the request of the corporation as, respectively, a director, executive officer, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.

        (5) References to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Section 43.

                                  ARTICLE XII
                                    NOTICES

    SECTION 44.  NOTICES.

    (a) NOTICE TO STOCKHOLDERS. Written notice to stockholders of stockholder meetings shall be given as provided in Section 7 herein. Without limiting the manner by which notice may otherwise be given effectively to stockholders under any agreement or contract with such stockholder and except as otherwise required by law, written notice to stockholders for purposes other than stockholder meetings may be by United States mail, facsimile, telegraph or telex or by electronic mail or other electronic means.

    (b) NOTICE TO DIRECTORS. Any notice required to be given to any director may be given by the method stated in subsection (a), or by overnight delivery service, facsimile, telex or telegram, except that such notice other than one which is delivered personally shall be sent to such address as such director shall have filed in writing with the Secretary, or, in the absence of such filing, to the last known post office address of such director.

    (c) AFFIDAVIT OF MAILING. An affidavit of mailing, executed by a duly authorized and competent employee of the corporation or its transfer agent appointed with respect to the class of stock affected, specifying the name and address or the names and addresses of the stockholder or stockholders, or director or directors, to whom any such notice or notices was or were given, and the time and method of giving the same, shall in the absence of fraud, be prima facie evidence of the facts therein contained.

    (d) TIME NOTICES DEEMED GIVEN. All notices given by mail or by overnight delivery service, as above provided, shall be deemed to have been given as at the time of mailing, and all notices given by facsimile, telex or telegram shall be deemed to have been given as of the sending time recorded at time of transmission.

    (e) METHODS OF NOTICE. It shall not be necessary that the same method of giving notice be employed in respect of all recipients of notice, but one permissible method may be employed in respect of any one or more, and any other permissible method or methods may be employed in respect of any other or others.

    (f) FAILURE TO RECEIVE NOTICE. The period or limitation of time within which any stockholder may exercise any option or right, or enjoy any privilege or benefit, or be required to act, or within which any director may exercise any power or right, or enjoy any privilege, pursuant to any notice sent him in the manner above provided, shall not be affected or extended in any manner by the failure of such stockholder or such director to receive such notice.

    (g) NOTICE TO PERSON WITH WHOM COMMUNICATION IS UNLAWFUL. Whenever notice is required to be given, under any provision of law or of the Certificate of Incorporation or Bylaws of the corporation, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting that shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the corporation is such as to require the filing of a certificate under any provision of the DGCL, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

    (h) NOTICE TO PERSON WITH UNDELIVERABLE ADDRESS. Whenever notice is required to be given, under any provision of law or the Certificate of Incorporation or Bylaws of the corporation, to any stockholder to whom (i) notice of two consecutive annual meetings, and all notices of meetings or of the taking of action by written consent without a meeting to such person during the period between such two consecutive annual meetings, or (ii) all, and at least two, payments (if sent by first class mail) of dividends or interest on securities during a twelve-month period, have been mailed addressed to such person at his address as shown on the records of the corporation and have been returned undeliverable, the giving of such notice to such person shall not be required. Any action or meeting that shall be taken or held without notice to such person shall have the same force and effect as if such notice had been duly given. If any such person shall deliver to the corporation a written notice setting forth his then current address, the requirement that notice be given to such person shall be reinstated. In the event that the action taken by the corporation is such as to require the filing of a certificate under any provision of the DGCL, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to this paragraph.

                                  ARTICLE XIII
                                   AMENDMENTS

    SECTION 45. AMENDMENTS. Subject to paragraph (h) of Section 43 of the Bylaws, the Bylaws may be altered or amended or new Bylaws adopted by the affirmative vote of at least a majority of the voting power of all of the then-outstanding shares of the voting stock of the corporation entitled to vote. The Board of Directors shall also have the power to adopt, amend, or repeal Bylaws pursuant to Sections 22 and 23 of these Bylaws.

                                  ARTICLE XIV
                        LOANS TO OFFICERS AND DIRECTORS

    SECTION 46. LOANS TO OFFICERS. The corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiaries, including any officer or employee who is a Director of the corporation or its subsidiaries, whenever, in the judgment of the Board of Directors, such loan, guarantee or assistance may reasonably be expected to benefit the corporation. The loan, guarantee or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in these Bylaws shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

    SECTION 47. LOANS TO DIRECTORS. The corporation may lend money to, or guarantee any obligation of, or otherwise assist any Director, who is not an officer or employee of the corporation or of its subsidiaries, whenever, in the judgment of the Board of Directors, such loan, guarantee or assistance may reasonably be expected to benefit the corporation and provided such loan, guarantee or assistance is approved by the affirmative vote of at least a majority of the voting power of all of the then outstanding shares of the voting stock of the corporation entitled to vote. The loan, guarantee or other assistance may be with or without interest and may be unsecured, or secured in such a manner as the Board of Directors, and a majority of voting shares entitled to vote (as provided in this Section 47), shall approve, including without limitation, a pledge of shares of stock of the corporation. Nothing in these Bylaws shall be deemed to deny, limit, or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

                                                                       EXHIBIT D

                       CHARTER OF THE AUDIT COMMITTEE OF
                             THE BOARD OF DIRECTORS
                                       OF
                             DOT HILL SYSTEMS CORP.

PURPOSE AND POLICY

    The Audit Committee (the "COMMITTEE") of Dot Hill Systems Corp., a New York corporation (the "COMPANY"), is appointed by the Board of Directors of the Company (the "BOARD") to assist the Board in monitoring (1) the quality and integrity of the accounting, auditing, internal control and financial reporting practices, and financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements, and (3) the independence and performance of the Company's internal and external auditors.

COMPOSITION AND ORGANIZATION

    The membership of the Committee shall consist of at least three (3) directors, who are each free of any relationship that, in the opinion of the Board, may interfere with such member's individual exercise of independent judgment. Each Committee member shall also meet the independence and financial literacy requirements for serving on audit committees, and at least one (1) member shall have accounting or related financial management expertise, all as set forth in the applicable rules of the New York Stock Exchange ("NYSE"). The Committee shall maintain free and open communication with the independent auditors, the internal auditors and Company management. In discharging its oversight role, the Committee is empowered to investigate any matter relating to the Company's accounting, auditing, internal control or financial reporting practices brought to its attention with full access to all Company books, records, facilities and personnel. The Committee may retain outside counsel, accounting or other consultants to advise the Committee in the performance of its responsibilities.

    One member of the Committee shall be appointed as Chairman. The Chairman shall be responsible for leadership of the Committee, including scheduling and presiding over meetings, preparing agendas, representing the other members, and making regular reports to the Board.

    The Committee shall meet at least four times a year, or more frequently as the Committee considers necessary. At least once each year the Committee shall have separate private meetings with the independent auditors, management and the internal auditors.

RESPONSIBILITIES:

    In fulfilling its responsibilities, the Committee believes that its functions and procedures should remain flexible in order to address changing conditions most effectively. To implement the policy of the Committee, the Committee shall be responsible for:

    - Recommending annually to the Board the certified public accountants to be retained (or nominated for shareholder approval) to audit the financial statements of the Company for the ensuing year. Such independent auditors are ultimately accountable to the Board and Committee, as representatives of the shareholders.

    - Together with the Board, selecting and evaluating the performance of the independent auditors, and where appropriate, recommending to the Board replacing such independent auditors (or nominating the outside independent auditor to be proposed for shareholder approval in any proxy statement).

    - Obtaining annually from the independent auditors a formal written statement describing all relationships between the auditors and the Company, consistent with Independence Standards

      Board Standard Number 1. The Committee shall actively engage in a dialogue with the independent auditors with respect to any relationships that may impact the objectivity and independence of the auditors and shall take, and recommend that the Board take, appropriate actions to oversee and satisfy itself as to the auditors' independence.

    - Reviewing the audited financial statement and discussing them with Company management and the independent auditors. These discussions shall include the matters required to be discussed under Statement of Auditing Standards No. 61 and consideration of the quality of the Company's accounting principles as applied in its financial reporting, including a review of particularly sensitive accounting estimates, reserves and accruals, judgmental areas, audit adjustments (whether or not recorded), and other such inquiries as the Committee or the independent auditors shall deem appropriate. Based on such review, the Committee shall make its recommendation to the Board as to the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K.

    - Discussing with the independent auditors the results of the annual audit, including the auditors' assessment of the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, the nature of significant risks and exposures, the adequacy of the disclosures in the financial statements and any other matters required to be communicated to the Committee by the independent auditors under generally accepted accounting standards.

    - Preparing a report to be included in the Company's Proxy Statement as required by the rules of the Securities and Exchange Commission, which is to be included in the Company's annual proxy statement.

    - Overseeing the relationship with the independent auditors, including discussing with the auditors the nature and rigor of the audit process, receiving and reviewing audit reports, and providing the auditors full access to the Committee (and the Board) to report on any and all appropriate matters.

    - Approving the fees to be paid to the independent auditor.

    - Discussing with a representative of management and the independent auditors:

       - the interim financial information contained in the Company's Quarterly Report on Form 10-Q prior to its filing,

       - the Earnings announcement prior to its release, and

       - the results of the review of such information by the independent auditors. (These discussions may be held with the Committee as a whole or with the Committee Chairman in person or by telephone.)

    - Overseeing internal audit activities, including discussing with Company management and the internal auditors the internal audit function's organization, objectivity, responsibilities, plans, results, budget and staffing.

    - Discussing with management, the internal auditors and the independent auditors the quality and adequacy of and compliance with the Company's internal controls.

    - Discussing with management and/or the Company's general counsel any legal matters (including the status of pending litigation) that may have a material impact on the Company's financial statements, and any material reports or inquiries from regulatory or governmental agencies.

    - To review the results of management's efforts to monitor compliance with the Company's programs and policies designed to ensure adherence to applicable laws and regulations.

    - To investigate any matter brought to the attention of the Committee within the scope of its duties, with the power to retain outside counsel and a separate accounting firm for this purpose if, in the judgment of the Committee, such investigation or retention is necessary or appropriate.

    - Obtain from the independent auditor assurance that Section 10a of the Private Securities Litigation Reform Act of 1995 has not been implicated.

    - Review with the independent auditor any problems or difficulties the independent auditor may have encountered and any management letter provided by the independent auditor and the Company's response to that letter. Such review should include:

       - Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

       - Any changes required in the planned scope of the internal audit.

       - The internal audit department responsibilities, budget and staffing.

    - Meeting periodically to review with management to discuss the Company's major financial risk exposures and steps management has taken to monitor and control such exposures.

    - Meet at least annually with the Chief Financial Officer, the senior internal auditing executive and the independent auditor in separate executive sessions.

    - To review and assess the adequacy of this charter annually and recommend any proposed changes to the Board for approval.

    - To report to the Board of Directors from time to time or whenever it shall be called upon to do so.

    - To perform such other functions and to have such powers as may be necessary or appropriate in the efficient and lawful discharge of the foregoing.

    The Committee's job is one of oversight. Management is responsible for the preparation of the Company's financial statements and the independent auditors are responsible for auditing those financial statements. The Committee and Board recognize that management (including the internal audit staff) and the independent auditors have more resources and time and more detailed knowledge and information regarding the Company's accounting, auditing, internal control and financial reporting practices than the Committee does; accordingly the Committee's oversight role does not provide any expert or special assurance as to the financial statements and other financial information provided by the Company to its shareholders and others.

                                                                PRELIMINARY COPY





                             DOT HILL SYSTEMS CORP.
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 18, 2001


         The undersigned hereby appoints JAMES L. LAMBERT and PRESTON ROMM, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Dot Hill Systems Corp. which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of Dot Hill Systems Corp. to be held at the offices of Dot Hill Systems Corp., located at 6305 El Camino Road, Carlsbad, California on Friday, May 18, 2001 at 9:00 a.m., and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

         UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.


----------------------------------DETACH HERE-----------------------------------

MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW.

PROPOSAL 1: To elect three (3) directors to hold office until the 2004 Annual
            Meeting of Shareholders, and until their successors are elected.

/ /                                               / /
     FOR all nominees listed below (except             WITHHOLD AUTHORITY to
     as marked to the contrary below).                 vote for all nominees
                                                       listed below.


NOMINEES: Benjamin Brussell, Dr. Benjamin Monderer, Eng.Sc.D., Chong Sup Park

TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE(S) WRITE SUCH NOMINEE(S)' NAME(S)
BELOW:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

MANAGEMENT RECOMMENDS A VOTE FOR PROPOSALS 2, 3 AND 4.

PROPOSAL 2: To amend the Company's Amended and Restated Certificate of
            Incorporation to increase the number of shares of common stock authorized for issuance from 40,000,000 to 100,000,000 shares and the number of shares of preferred stock authorized for issuance from 5,000,000 to 10,000,000 shares.

        / /                    / /                       / /
               FOR                   AGAINST                    ABSTAIN

                   (CONTINUED AND TO BE SIGNED ON OTHER SIDE)

PROPOSAL 3: To approve a change in the Company's state of incorporation from New
            York to Delaware.

        / /                    / /                       / /
               FOR                   AGAINST                    ABSTAIN

PROPOSAL 4: To ratify the selection of Deloitte & Touche LLP as independent auditors of the Company for its fiscal year ending December 31, 2001.

        / /                    / /                       / /
               FOR                   AGAINST                    ABSTAIN




Dated
      -----------------             --------------------------------------------



                                    --------------------------------------------
                                                    SIGNATURE(S)

                                    PLEASE SIGN EXACTLY AS YOUR NAME APPEARS
                                    HEREON. IF THE STOCK IS REGISTERED IN THE
                                    NAMES OF TWO OR MORE PERSONS, EACH SHOULD
                                    SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES,
                                    GUARDIANS AND ATTORNEYS-IN-FACT SHOULD ADD
                                    THEIR TITLES. IF SIGNER IS A CORPORATION,
                                    PLEASE GIVE FULL CORPORATE NAME AND HAVE A
                                    DULY AUTHORIZED OFFICER SIGN, STATING TITLE.
                                    IF SIGNER IS A PARTNERSHIP, PLEASE SIGN IN
                                    PARTNERSHIP NAME BY AUTHORIZED PERSON.

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.